Exhibit (a)(1)(A)
Subject to Completion, Dated March 9, 2021
THE INFORMATION CONTAINED HEREIN IS PRELIMINARY AND IS SUBJECT TO CHANGE AND COMPLETION. THE OFFER DESCRIBED HEREIN HAS NOT YET COMMENCED, AND THIS COMMUNICATION IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OR RECOMMENDATION OF AN OFFER TO SELL SHARES OR ADSS OF ENEL AMÉRICAS S.A. (“ENEL AMÉRICAS”), NOR SHALL THERE BE ANY SALE OR PURCHASE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION. AT THE TIME THE OFFER IS COMMENCED, ENEL S.P.A. WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). ENEL AMÉRICAS’ SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE SCHEDULE TO AND RELATED TENDER OFFER DOCUMENTS WHEN THEY ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT ENEL AMÉRICAS’ SHAREHOLDERS SHOULD CONSIDER BEFORE TENDERING THEIR SHARES OR ADSS (EACH AS DEFINED BELOW). THE SCHEDULE TO WILL BE AVAILABLE FOR FREE ON THE SEC WEB SITE (WWW.SEC.GOV). COPIES OF ENEL S.P.A.’S FILINGS WITH THE SEC MAY BE OBTAINED AT THE SEC’S WEB SITE (WWW.SEC.GOV).
U.S. OFFER TO PURCHASE FOR CASH
Up to 7,608,631,104 of the Outstanding Shares of Common Stock (including Common Stock represented by American Depositary Shares, each representing 50 shares of Common Stock)
of
ENEL AMÉRICAS S.A.
at a Purchase Price of
Ch$140 Per Share of Common Stock (payable in U.S. dollars)
and
Ch$7,000 Per American Depositary Share (payable in U.S. dollars)
by
ENEL S.p.A.

THIS U.S. OFFER AND THE CORRESPONDING TENDER WITHDRAWAL RIGHTS WILL EXPIRE AT      P.M., NEW YORK CITY TIME, ON           , 2021 OR SUCH LATER TIME AND DATE TO WHICH THE U.S. OFFER IS EXTENDED AND IS INTENDED TO COINCIDE WITH THE EXPIRATION OF THE CONCURRENT CHILEAN OFFER (AS DEFINED BELOW).

Enel S.p.A. (“Enel”) hereby offers to purchase up to a total of 7,608,631,104 of the outstanding shares of common stock (the “Shares”) of Enel Américas S.A. (“Enel Américas”), including Shares represented by American Depositary Shares of Enel Américas (the “ADSs” and, together with the Shares, the “Securities”), which represents 10% of the outstanding capital stock of Enel Américas as of the date hereof, from all holders of Shares resident in the United States and all holders of ADSs wherever located for cash at a purchase price of Ch$140 per Share and Ch$7,000 per ADS, in each case payable in U.S. dollars, without interest, and less applicable withholding taxes and distribution fees, upon the terms and subject to certain conditions described in this Offer to Purchase and in the related form of acceptance and letter of transmittal (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”). Through a concurrent offer in Chile, Enel is offering to purchase up to 7,608,631,104 of the outstanding Shares wherever located, including shares held by holders resident in the United States, at the same purchase price of Ch$140 per Share (the “Chilean Offer” and, together with the U.S. Offer, the “Offers”). The Offers exclude any Shares or ADSs held by Enel (including Shares received in the Merger (described below)). In no event will Enel purchase more than 7,608,631,104 Shares (including Shares represented by ADSs) in total in the Offers. If more than 7,608,631,104 Shares (including Shares represented by ADSs) are tendered in the Offers, Shares and ADSs properly and timely tendered in the Offers and not properly withdrawn will be subject to proration as described in “The U.S. Offer — Section 1. Terms of the U.S. Offer.” Non-U.S. holders (as defined below) of Shares will not be permitted to tender their Shares (including Shares withdrawn from ADSs) in the U.S. Offer and instead must tender into the Chilean Offer. ADSs (regardless of the location of the holders) may only be tendered into the U.S. Offer.
The Offers are not conditioned on any minimum number of Securities being tendered. However, the Offers are conditioned on (i) the effectiveness of the merger of EGP Américas SpA (“EGP Américas”) with and into Enel Américas (the “Merger”) and the amendment of the Enel Américas’ bylaws (the “Bylaw Amendment”) to remove the share ownership limitation of 65% by any single shareholder set forth under Title XII of Decree Law No. 3,500 of 1980 (“DL 3,500”) (which, among other conditions, are dependent upon the receipt of all required approvals and certifications from the National Superintendency of Customs and Tax Administration (Superintendencia Nacional de Aduanas y de Administración Tributaria) in Peru (“SUNAT”), which was received from SUNAT on March 4, 2021, resulting in all conditions to the Merger and the Bylaw Amendment being satisfied and the Merger and Bylaw Amendment becoming effective on April 1, 2021) and (ii) the absence of any pending judgment, resolution, demand, action or process, whether judicial or administrative, which could reasonably be expected to: (1) prohibit or materially impede the implementation of the Offers; (2) impose material limitations on Enel to acquire shares of Enel Américas, including any material restriction with respect to the Merger and/or the amendment of Enel Américas’ bylaws or (3) impose material limitations on Enel’s effective exercise of all property rights over the Enel Américas shares, including the right to vote such shares, and in general any other action by a court, department or other competent authority resulting in any of the effects listed in clauses (1)-(3) above. The Offers must also be conducted in compliance with all U.S., Chilean and other applicable regulations.
Under Chilean law, the initial offering period of the Chilean Offer must be 30 calendar days and may be extended one time for a period of between five to 15 calendar days. The initial 30-day offering period of the Chilean Offer is scheduled to expire on           , 2021. The U.S. Offer and the Chilean Offer are expected to be settled on the same day. In the event that the Chilean Offer is extended beyond           , 2021 for any reason, Enel intends to also extend the U.S. Offer so that the U.S. Offer offering period coincides with the offering period set forth for the Chilean Offer.
On December 17, 2020, in connection with the Merger, Enel committed to conduct Chilean and U.S. tender offers directed at the holders of Shares and ADSs for up to 10% of the then issued capital stock of Enel Américas, at a proposed price of Ch$140 per Share (or the equivalent in U.S. dollars of Ch$7,000 per ADS at the time of payment in the case of ADSs). Pursuant to Chilean law, each individual member of the Board of Directors of Enel Américas must express in writing his or her statement as to whether the Offers would be beneficial to the company’s shareholders. Although under Chilean law the Board of Directors of Enel Américas, as a body, is not required to make a recommendation to its shareholders whether to accept or reject the tender offers, the Board of Directors of Enel Américas intends to take action immediately following the formal commencement of the Offers to determine the recommendation of the Board with respect to the Offers as required to be disclosed by Rule 14e-2 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). At such time, Enel Américas will file and distribute a Solicitation/Recommendation Statement on Schedule 14D-9 which will include the recommendation of the Enel Américas Board of Directors with respect to the Offers.
This transaction has not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”), any state securities commission, the Chilean Comisión para el Mercado Financiero (“CMF”) or the securities regulatory authorities of any other jurisdiction, nor has the SEC, any state securities commission, the CMF or the securities regulatory authorities of any other jurisdiction passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.
The date of this Offer to Purchase is           , 2021.

IMPORTANT
We are not making the U.S. Offer to, and will not accept any tendered Shares or ADSs from or on behalf of Share or ADS holders residing in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the U.S. Offer to Share or ADS holders in any such jurisdiction.
Tenders by Holders of Shares:   Any holders of Shares resident in the United States (the “U.S. holders”) desiring to tender all or any portion of the Shares owned by such holder in the U.S. Offer must: (1) complete and sign the Form of Acceptance (or a copy thereof, provided the signature is original) in accordance with the instructions in the Form of Acceptance and mail or deliver it to Computershare Trust Company N.A., as U.S. tender agent of Enel for the Shares in the U.S. Offer (the “U.S. Share Tender Agent”) at the address appearing on the back cover page of this Offer to Purchase, (2) deliver a certificate from the share department of Enel Américas which is administered by DCV Registros S.A. (“DCV Registros”) evidencing rights to such tendered Shares free and clear of liens, pledges and encumbrances and all other required documents to the U.S. Share Tender Agent and (3) either (i) deliver the título(s) (certificate(s) of title) or (ii) arrange for the book-entry delivery of your Shares through the system of the Depósito Central de Valores S.A. (the “DCV”) to account number           (the “DCV Custodial Account”) that has been established for the purposes of the U.S. Offer by BTG Pactual Chile S.A. Corredores de Bolsa (the “Chilean Tender Agent”), on behalf of the U.S. Share Tender Agent pursuant to the procedures for book-entry transfer set forth in “The U.S. Offer — Section 3. Procedures for Accepting the U.S. Offer — Holders of Shares.” Any holder of Shares whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such Shares.
Tenders by Non-U.S. Holders of Shares:   If you are not a U.S. resident holder of Shares (a “Non-U.S. holder”) you may only tender your Shares pursuant to the Chilean Offer. For assistance with the Chilean Offer, please contact the Chilean Tender Agent.
Tenders by Holders of ADSs:   Any holder of ADSs desiring to tender all or any portion of the ADSs owned by such holder should complete and sign the ADS Letter of Transmittal (or a copy thereof, provided the signature is original) in accordance with the instructions in the ADS Letter of Transmittal and mail or deliver it together with the American Depositary Receipts (“ADRs”) evidencing such tendered ADSs and all other required documents to Citibank, N.A., as tender agent of Enel for the ADSs in the U.S. Offer, at the address appearing on the back cover page of this Offer to Purchase, or tender such ADSs pursuant to the procedures for book-entry transfer set forth in “The U.S. Offer — Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs”. Any holder of ADSs whose ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such ADSs.
Settlement of U.S. Offer Price:   The purchase price for each of the Shares and ADSs accepted for payment pursuant to the U.S. Offer will, in each case, be paid in United States dollars, with the dollar amount thereof based upon the Observed Exchange Rate (as defined below) published by the Central Bank of Chile for the business day prior to the date of settlement of the Offers.
Copies of this Offer to Purchase, the related Form of Acceptance, ADS Letter of Transmittal or any other tender offer materials must not be mailed to or otherwise distributed or sent in, into or from any country where such distribution or offering would require any additional measures to be taken or would be in conflict with any law or regulation of such country or any political subdivision thereof. Persons into whose possession this document comes are required to inform themselves about and to observe any such laws or regulations. This Offer to Purchase may not be used for, or in connection with, any offer to, or solicitation by, anyone in any jurisdiction or under any circumstances in which such offer or solicitation is not authorized or is unlawful.
Questions and requests for assistance including information on how holders of Shares who are not resident in the United States may tender their Shares or to obtain a copy of the Chilean Offer tender offer documents, may be directed to the Chilean Tender Agent. Additional copies of this Offer to Purchase, the

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related Form of Acceptance, ADS Letter of Transmittal, and other tender offer documents may be obtained free of charge from Georgeson LLC or from brokers, dealers, commercial banks, trust companies or other nominees.
All references to “U.S. dollars,” “$” and “US$” are to the currency which is currently legal tender in the United States and all references to “Chilean pesos,” “pesos,” and “Ch$” are to the currency which is currently legal tender in the Republic of Chile.
All references to “we,” “us” or “our “ are to Enel S.p.A.
The U.S. dollar observed exchange rate (dólar observado) (the “Observed Exchange Rate”), which is reported by the Central Bank of Chile and published daily on its webpage, is the weighted average exchange rate of the previous business day’s transactions in the Formal Exchange Market. Unless the context specifies otherwise, all amounts appearing in this Offer to Purchase translated from Chilean pesos to U.S. dollars or vice versa, have been carried out at the rate applicable as of March  5, 2021 of Ch$729.15 for each US$1.00.
We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Shares or ADSs pursuant to the U.S. Offer. You should rely only on the information contained in this Offer to Purchase, the related Form of Acceptance and the related ADS Letter of Transmittal to which we have referred you. We have not authorized anyone to provide you with information or to make any representation in connection with the U.S. Offer other than those contained in this Offer to Purchase, the related Form of Acceptance or the related ADS Letter of Transmittal. If anyone makes any recommendation or gives any information or representation regarding the U.S. Offer, you must not rely upon that recommendation, information or representation as having been authorized by us, our board of directors, Computershare Trust Company, N.A., as U.S. tender agent of Enel for the Shares in the U.S. Offer, Citibank, N.A., as tender agent of Enel for the ADSs in the U.S. Offer, or Georgeson LLC, as information agent for the U.S. Offer. You should not assume that the information provided in the U.S. Offer or this Offer to Purchase is accurate as of any date other than the date of this Offer to Purchase.
Subject to applicable law (including Rule 14e-1 under the Exchange Act and the rules and regulations promulgated thereunder, which require that material changes be promptly disseminated to security holders in a manner reasonably designed to inform them of such changes), delivery of this Offer to Purchase shall not under any circumstances create any implication that the information contained or incorporated by reference in this Offer to Purchase is correct as of any time after the date of this Offer to Purchase or the respective dates of the documents incorporated herein by reference or that there has been no change in the information included or incorporated by reference herein or in the affairs of Enel or any of its subsidiaries or affiliates since the date hereof or the respective dates of the documents incorporated herein by reference.

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SUMMARY TERM SHEET
This summary term sheet highlights important information regarding this Offer to Purchase. To understand the U.S. Offer fully and for a more complete description of the terms of the U.S. Offer, you should carefully read this entire Offer to Purchase and the related Form of Acceptance and ADS Letter of Transmittal that constitute the U.S. Offer. We have included references to the sections of this Offer to Purchase where you will find a more complete description of the topics addressed in this summary term sheet.
Securities Sought
Up to 7,608,631,104 of the Shares of Enel Américas (including Shares represented by ADSs), each representing 50 Shares of Enel Américas), from holders of Shares resident in the United States and holders of ADSs wherever located. The U.S. Offer excludes any Shares and ADSs held by Enel, including any Shares issues to Enel as part of the Merger.
Share Offer Price
Ch$140 per Share in cash, without any interest, payable in U.S. dollars, less any applicable withholding taxes and distribution fees. For purposes of any payment in U.S. dollars, Chilean peso amounts will be converted to U.S. dollars based upon the Observed Exchange Rate published by the Central Bank of Chile for the business day prior to the date of settlement of the Offers.
ADS Offer Price
Ch$7,000 per ADS in cash, without any interest, payable in U.S. dollars, less any applicable withholding taxes and distribution fees. For purposes of any payment in U.S. dollars, Chilean peso amounts will be converted to U.S. dollars based upon the Observed Exchange Rate published by the Central Bank of Chile for the business day prior to the date of settlement of the Offers.
Purchaser
Enel S.p.A.
Dual Offer Structure
Concurrently with the U.S. Offer, Enel is making an offer in the Republic of Chile to purchase up 7,608,631,104 of the outstanding Shares from all holders of Shares, wherever located, for the same price and on substantially the same terms as the U.S. Offer.
Expiration Date of the U.S.
Offer
      p.m., New York City time on            , 2021 (the “Expiration Date”).
Proration
In no event will Enel purchase more than 7,608,631,104 Shares (including Shares represented by ADSs) in total in the Offers. If more than 7,608,631,104 Shares (including Shares represented by ADSs) are tendered in the Offers, Shares and ADSs properly and timely tendered in the Offers and not properly withdrawn will be subject to proration as described in “The U.S. Offer — Section 1. Terms of the U.S. Offer.”
To facilitate the participation of all holders of Shares, including U.S. holders, and all ADS holders, wherever located, we are commencing two (2) tender offers: (i) the U.S. Offer, which is open to all holders of ADSs, wherever located, and to U.S. holders of Shares, and (ii) the Chilean Offer, which is open to all holders of Shares, wherever located (including U.S. holders). Non-U.S. holders of Shares cannot tender their Shares into the U.S. Offer. However, such holders may tender their Shares in the Chilean Offer. For information on how Non-U.S. holders may tender their Shares or to obtain a copy of the Chilean Offer tender offer documents, please contact the Chilean Tender Agent.
The distribution of this Offer to Purchase may, in some jurisdictions, be restricted by law. This Offer to Purchase is not an offer to purchase securities and it is not a solicitation of an offer to sell securities, nor shall there be any sale or purchase of securities pursuant hereto, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful.

If you have questions or need additional copies of this Offer to Purchase, the related Form of Acceptance or the related ADS Letter of Transmittal, you can contact the Information Agent at the address or telephone number set forth on the back cover of this Offer to Purchase. You may also contact your broker, or other securities intermediary, or obtain copies of these materials freely available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS
Who is offering to purchase the Shares and ADSs?
Enel S.p.A. (“Enel”), a publicly held stock corporation (società per azioni) organized and existing under the laws of Italy, is offering to purchase up to a total of 7,608,631,104 of the outstanding shares of common stock (the “Shares”) of Enel Américas S.A. (“Enel Américas”), including Shares represented by American Depositary Shares of Enel Américas (the “ADSs” and, together with the Shares, the “Securities”), which represents 10% of the outstanding capital stock of Enel Américas as of the date hereof, from all holders of Shares resident in the United States and all holders of ADSs wherever located at a cash purchase price of Ch$140 per Share payable in U.S. dollars and Ch$7,000 per ADS payable in U.S. dollars, without any interest and less applicable withholding taxes and distribution fees, upon the terms and subject to certain conditions described in this Offer to Purchase and in the related form of acceptance and letter of transmittal (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”). Enel Américas is a subsidiary of Enel, which as of the date of this Offer to Purchase, owns 65% of the outstanding Shares. Enel is an international energy company operating worldwide in the electricity market, with a focus on Europe and Latin America. See “The U.S. Offer — Section 10. Certain Information Concerning Enel S.p.A.” in this Offer to Purchase. Following completion of the Merger (as defined below), Enel is expected to own approximately 75.2% of the outstanding Shares.
What is the background and purpose of the Offers?
Enel is making the Offers to purchase the Shares and ADSs in connection with the pending merger of EGP Américas SpA (“EGP Américas”) with and into Enel Américas (the “Merger”) in order to provide the minority shareholders of Enel Américas the opportunity to receive a fixed cash amount that is greater than the statutory merger dissenters’ withdrawal rights’ price under Chilean law (Ch$109.79 per Share) for their Shares as an alternative if they are opposed to the Merger or to exercising statutory merger dissenters’ withdrawal rights provided under Chilean law. Enel determined that the U.S. Offer and the corresponding Chilean Offer described below will be conditioned on:
•
the effectiveness of the Merger and the amendment of the Enel Américas’ bylaws (the “Bylaw Amendment”) to remove the share ownership limitation of 65% by any single shareholder set forth under Title XII of Decree Law No. 3,500 of 1980 (“DL 3,500”) (which, among other conditions, are dependent upon the receipt of all required approvals and certifications from the National Superintendency of Customs and Tax Administration (Superintendencia Nacional de Aduanas y de Administración Tributaria) in Peru (“SUNAT”), which was received from SUNAT on March 4, 2021, resulting in all conditions to the Merger and the Bylaw Amendment being satisfied and the Merger and Bylaw Amendment becoming effective on April 1, 2021); and

•
the absence of any pending judgment, resolution, demand, action or process, whether judicial or administrative, which could reasonably be expected to: (1) prohibit or materially impede the implementation of the Offers; (2) impose material limitations on Enel to acquire shares of Enel Américas, including any material restriction with respect to the Merger and/or the amendment of Enel Américas’ bylaws or (3) impose material limitations on Enel’s effective exercise of all property rights over the Enel Américas shares, including the right to vote such shares, and in general any other action by a court, department or other competent authority resulting in any of the effects listed in clauses (1) – (3) above.

In addition, the Offers must be conducted in compliance with all U.S., Chilean and other applicable regulations.
What securities are being sought in the Offers?
The total amount of Shares (including Shares represented by ADSs) we are offering to purchase is 7,608,631,104 Shares, which represents 10% of the outstanding capital stock of Enel Américas as of the date hereof. We will be offering to purchase this total amount of shares in two (2) concurrent offers in the United States and in Chile: (i) in the U.S. Offer, we are offering to purchase up to a total of 7,608,631,104

Shares (including Shares represented by ADSs); and (ii) in the Chilean Offer, we are offering to purchase up to a total of 7,608,631,104 outstanding Shares (but not ADSs). The Offers exclude any Shares or ADSs held by Enel, including any Shares to be issued to Enel as part of the Merger. In no event will Enel purchase more than 7,608,631,104 Shares (including Shares represented by ADSs) in total in the Offers. If more than 7,608,631,104 Shares (including Shares represented by ADSs) are tendered in the Offers, Shares and ADSs properly and timely tendered in the Offers and not properly withdrawn will be subject to proration as described in “The U.S. Offer — Section 1. Terms of the U.S. Offer.” The U.S. Offer and the Chilean Offer are expected to be settled on the same day. If necessary, Enel expects to extend the U.S. Offer such that the Expiration Date of the U.S. Offer is the same as the expiration date of the Chilean Offer to the extent that it is extended in accordance with Chilean law.
If you are not a U.S. resident holder of Shares (a “Non-U.S. holder”), you will not be permitted to tender your Shares (including Shares withdrawn from ADSs) in the U.S. Offer and instead must tender into the Chilean Offer. ADSs (regardless of the location of the holders) may only be tendered in the U.S. Offer. For more information, please see “Introduction.”
What is the Chilean Offer?
Concurrent with the U.S. Offer, Enel is offering to purchase up to 7,608,631,104 of the outstanding Shares for Ch$140 per Share. That offer is referred to as the “Chilean Offer,” and the U.S. Offer and Chilean Offer together are referred to as the “Offers.”
How many Shares will you purchase?
We will purchase up to 7,608,631,104 Shares, which represents 10% of the outstanding capital stock of Enel Américas as of the date hereof, that are properly and timely tendered in the Offers and not properly withdrawn, upon the terms and subject to the conditions of the U.S. Offer. See “The U.S. Offer — Section 1. Terms of the U.S. Offer.”
Is there a minimum number of Shares or ADSs that must be tendered for you to purchase any Securities?
No. The Offers are not conditioned on any minimum number of Shares (or Shares represented by ADSs) being tendered. See “The U.S. Offer — Section 1. Terms of the U.S. Offer.”
Will tendered Shares and ADSs be subject to proration?
If not more than 7,608,631,104 Shares (including Shares represented by ADSs) are properly and timely tendered in the Offers and not properly withdrawn before the Expiration Date and the expiration date for the Chilean Offer, as applicable, we will, upon the terms and subject to the conditions of the U.S. Offer, purchase all the Securities tendered and not withdrawn in the U.S. Offer and the Chilean Offer. In no event will we purchase more than 7,608,631,104 Shares (including Shares represented by ADSs) in total in the Offers. If more than 7,608,631,104 Shares (including Shares represented by ADSs) are properly and timely tendered in the Offers and not properly withdrawn before the Expiration Date and the expiration date for the Chilean Offer, as applicable, we will, upon the terms and subject to the conditions of the U.S. Offer, purchase 7,608,631,104 Shares (including Shares represented by ADSs) on a pro rata basis (with adjustments to avoid purchases of fractional shares or ADSs) according to the number of Shares (including Shares represented by ADSs) properly and timely tendered in the Offers and not properly withdrawn before the Expiration Date.
For purposes of determining the proration factor, in consultation with the Chilean Tender Agent, we will divide 7,608,631,104 by the aggregate number of (i) Shares tendered by U.S. holders pursuant to the U.S. Offer, (ii) Shares underlying ADSs tendered pursuant to the U.S. Offer and (iii) Shares tendered pursuant to the Chilean Offer. In the event that, after application of such proration factor, the number of Shares that we would purchase from a holder of Shares includes a fraction of a Share or, in the case of an ADS, a fraction of an ADS, such fraction will be rounded by Enel (in consultation with the Chilean Tender Agent, the U.S. Share Tender Agent and the ADS Tender Agent) down to the nearest whole number of Shares and, in the case of ADSs, down to the nearest whole number of Shares that is a multiple of fifty (50), such that no fraction of a Share will be purchased from any holder of Shares and no number of Shares representing a fraction of an ADS will be purchased from any ADS holder. As an example, if the proration factor would result in a tendering holder of Shares selling 9.5 Shares and a tendering ADS holder selling ADSs representing 99.5 Shares, application of the rounding convention would mean that Enel would purchase nine Shares from the holder of Shares and an ADS representing 50 Shares from the ADS holder. Accordingly, if an ADS holder wants to minimize impact of the rounding convention and maximize the number of Shares the ADS holder can sell in the Offers, the ADS holder may want to cancel its ADSs and tender its Shares in the U.S. Offer or the Chilean Offer, as applicable. See “The U.S. Offer — Section 1. Terms of the U.S. Offer.”
How much are you offering to pay, what is the form of payment and will I have to pay any fees or commissions?
Enel is offering to pay in cash, without any interest, Ch$140 per Share or Ch$7,000 per ADS (less any applicable withholding taxes and distribution fees), in each case payable in United States dollars based upon the Observed Exchange Rate published by the Central Bank of Chile for the business day prior to the date of settlement of the Offers. As of March 5, 2021, the U.S. dollar equivalent was equal to approximately US$0.19 per Share or US$9.60 per ADS, in each case based on the Observed Exchange Rate applicable on that date. If you are the record owner of your Shares or your ADSs and you tender your Shares or your ADSs to us through Computershare or Citibank in the U.S. Offer, you will not have to pay brokerage fees or similar expenses, except that Citibank, N.A., as tender agent of Enel for the ADSs in the U.S. Offer (the “ADS Tender Agent”) will deduct a distribution fee of US$0.05 per ADS from any payment to tendering ADS holders. If you own your Shares or your ADSs through a broker or other nominee, and your broker or nominee tenders your Shares or your ADSs on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.
Is the offering price above or below the recent market price of the Shares and ADSs?
The offering price is currently above the recent market prices of the Shares and ADSs. Enel is offering to pay Ch$140 per Share and Ch$7,000 per ADS, which as of March 5, 2021 was equal to approximately US$0.19 per Share and US$9.60 per ADS, based on the Observed Exchange Rate applicable on that date. As of March 5, 2021, the closing price per ADS on the New York Stock Exchange was US$7.75, equal to US$0.16 per Share. As of March 5, 2021, the closing price per Share on the Santiago Stock Exchange was Ch$113.75. Enel encourages you to obtain a recent quotation for the Shares and/or ADSs of Enel Américas in deciding whether to tender your Shares and/or ADSs in the U.S. Offer. For recent trading prices of the Shares and ADSs, see “The U.S. Offer — Section 7. Price Range of Shares and ADSs; Dividends” in this Offer to Purchase.
Is the offering price above or below the statutory merger dissenters’ withdrawal rights price?
The offering price is above the statutory merger dissenters’ withdrawal rights price of Ch$109.79 per Share provided under Chilean law to Enel Américas shareholders who exercised such withdrawal rights in connection with the Merger during the statutory merger dissenters’ withdrawal rights exercise period which expired on January 17, 2021.
Do you have the financial resources to make payment?
The amount of funds needed in connection with the U.S. Offer to purchase in the U.S. Offer up to 7,608,631,104 Shares (including Shares represented by ADSs) will be approximately Ch$1,065 billion, or approximately US$ 1,460 million based on the Observed Exchange Rate applicable on March 5, 2021 plus related fees and expenses. Neither the U.S. Offer nor the Chilean Offer is conditioned upon any financing arrangements. Enel intends to obtain such funds from its internally generated cash flows and existing debt capacity. See “The U.S. Offer — Section 11. Source and Amount of Funds” in this Offer to Purchase.
Is your financial condition material to my decision to tender in the U.S. Offer?
As disclosed above under “Do you have the financial resources to make payment?”, Enel has the financial resources to make payment in connection with the U.S. Offer. Therefore, we do not believe that our financial condition is material to your decision whether to tender your Shares and/or your ADSs and accept the U.S. Offer. In addition:
•
the form of payment that you will receive consists solely of cash;

•
neither the U.S. Offer nor the Chilean Offer is subject to any financing condition;

•
Enel has access to the necessary economic resources to pay the offering price; and

•
Before and after the Offers, Enel is the controlling shareholder of Enel Américas.

Why is there a separate Chilean Offer?
U.S. and Chilean laws and practice relating to tender offers are different and inconsistent in several ways. We are making the U.S. Offer in compliance with U.S. law and the Chilean Offer in compliance with Chilean law. However, we are offering the same offering price in the U.S. Offer and the Chilean Offer. In addition, the terms and conditions relating to the U.S. Offer and the Chilean Offer are substantially the same. See “Special Factors — Section 5. Risks of Tendering Shares in the Chilean Offer Instead of the U.S. Offer” in this Offer to Purchase.
Who can participate in the U.S. Offer?
All holders of Shares resident in the United States (the “U.S. holders”) may tender their Shares into either the U.S. Offer or the Chilean Offer. Holders of ADSs, wherever located, may only tender their ADSs into the U.S. Offer. See “The U.S. Offer — Section 3. Procedures for Accepting the U.S. Offer — Holders of Shares” and “— Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs” in this Offer to Purchase.
Who can participate in the Chilean Offer?
Non-U.S. holders may only tender their Shares into the Chilean Offer. For information on how Non-U.S. holders may tender their Shares or to obtain a copy of the Chilean Offer tender offer documents, please contact the Chilean Tender Agent. U.S. holders may tender their Shares into either the Chilean Offer or the U.S. Offer. Holders of ADSs may not tender their ADSs directly into the Chilean Offer but may cancel their ADSs, pay any associated cancellation fees, taxes, governmental charges or other fees, take receipt of the Shares represented by their ADSs and tender such Shares into the Chilean Offer.
An ADS holder wishing to tender Shares into the Chilean Offer should call Citibank, N.A., in its capacity as depositary for the Enel Américas ADS program (the “ADS Depositary”) at           to surrender to the ADS Depositary the ADSs representing Shares that it wishes to tender into the Chilean Offer, pay a fee to the ADS Tender Agent in an amount up to US$0.05 per ADS for the cancellation of those ADSs, and pay any taxes or governmental charges or other fees payable in connection with such withdrawal of the Shares from the ADS program, and otherwise comply with the terms and conditions of the deposit agreement governing the ADSs between Enel Américas and the ADS Depositary, dated as of March 28, 2013. There are risks to undertaking this process insufficiently in advance of the expiration of the Chilean Offer. A holder must allow sufficient time for its Chilean representative to tender its Shares on its behalf before      p.m., Chilean time, on the expiration date of the Chilean Offer, in the manner described in the Chilean Offer tender offer documents.
What is the difference between the U.S. Offer and the Chilean Offer?
Although the terms and conditions of the U.S. Offer and the Chilean Offer are substantially similar, because of differences in law and market practice between the United States and Chile, the rights of tendering holders pursuant to the U.S. Offer and the Chilean Offer are not identical. Under Chilean law, the initial offering period of a tender offer for a publicly held stock corporation such as Enel Américas must be 30 calendar days. The initial 30-day offering period of the Chilean Offer is scheduled to expire on           , 2021.The Chilean Offer may be extended one time for a period of between five to 15 calendar days. Thus, the maximum time period that the Chilean Offer can remain open is 45 calendar days. Under U.S. tender offer regulations, a tender offer must remain open for at least 20 business days, but there is no maximum time limit. Under some circumstances (such as a change in the price offered per share or other material change in the terms of the U.S. Offer), U.S. tender offer regulations may require an extension of the Expiration Date to a date later than such 20th business day. In the context of the U.S. Offer, Enel does not currently anticipate the occurrence of any circumstances that would require under the SEC’s tender offer rules the U.S. Offer to be extended to a date beyond the maximum 45-calendar day tender offer period permitted under Chilean law. However, if such situation were to occur, Enel would seek relief from the SEC and/or the CMF from the applicable requirements of the SEC and/or CMF tender offer regulations to permit holders of Shares and ADSs to be treated as equally as possible in the U.S. Offer and the Chilean Offer. Additionally, under the U.S. Offer, your right to withdraw tendered Shares or ADSs is suspended upon the U.S. Offer’s expiration and such right terminates upon prompt payment for your tender of Shares or ADSs. If payment is not prompt (and in no event any later than the date that is 60 calendar days following the commencement of the U.S. Offer), the right to withdraw tendered Shares or ADSs is reinstated. Under the Chilean Offer, the withdrawal right of tendering holders is suspended upon the Chilean Offer’s expiration (including any extension thereof) and such right terminates once Enel publishes a notice of results of the Chilean Offer in accordance with Chilean law on the third calendar day following the Chilean Offer’s expiration. Finally, while we intend to make the offer periods for the U.S. Offer and the Chilean Offer the same, it is possible that, due to requirements of applicable law or market practice, holders of Shares tendering in the Chilean Offer will be paid either before or after holders tendering Shares and/or ADSs in the U.S. Offer, although the price paid per share will be the same. No interest will be paid to any holder of Shares or ADSs on any purchase price amount.
U.S. resident holders of Shares may elect to tender their Shares into the Chilean Offer instead of the U.S. Offer. ADSs may only be tendered into the U.S. Offer. The Chilean Offer is not subject to the U.S. tender offer rules and the benefits thereof would not be available for U.S resident holders of Shares tendering their Shares into the Chilean Offer. As discussed in further detail below under “Special Factors — Section 5. Risks of Tendering into the Chilean Offer Instead of the U.S. Offer”, Chilean laws governing tender withdrawal rights are different from U.S. laws governing such rights. In addition, the procedure for tendering Shares into the Chilean Offer is different from the procedure for tendering Shares into the U.S. Offer and U.S. holders of Shares who tender into the Chilean Offer will be paid the purchase price in Chilean pesos, rather than U.S. dollars. See “Special Factors — Section 5. Risks of Tendering Shares in the Chilean Offer Instead of the U.S. Offer” in this Offer to Purchase.
How long do I have to decide whether to tender in the U.S. Offer?
You will have until      p.m., New York City time, on           , 2021, to decide whether to tender your Shares and/or ADSs in the U.S. Offer, unless the U.S. Offer is extended. Under Chilean law, the Chilean Offer will expire at      p.m., Chilean time, on           , 2021. There is no guaranteed delivery procedure for the tendering of Shares or ADSs into the U.S. Offer. See “The U.S. Offer — Section 1. Terms of the U.S. Offer,” “— Section 3. Procedures for Accepting the U.S. Offer — Holders of Shares” and “—Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs” in this Offer to Purchase.
If I decide not to tender, what will happen with my Securities after the completion of the Offers?
If you do not tender your Securities, you will remain a holder of Shares or ADSs, as applicable. Unlike a typical U.S. tender offer, no shareholder of Enel Américas will be squeezed out by Enel in connection with the Offers. Chilean law allows squeeze-outs of minority shareholders of Chilean public corporations in very limited cases, provided that certain conditions set forth under Chilean law are met. None of such conditions are met in the case of Enel Américas at this time and, therefore, no squeeze-out of minority shareholders of Enel Américas can occur in connection with the Offers. Enel presently anticipates that following the consummation of the Offers, Enel Américas will continue as a public company, will maintain its registration of the Shares and ADSs under the Exchange Act, including compliance with all reporting obligations required thereunder, and will maintain its listings on the NYSE and the Chilean Stock Exchanges. Following completion of the Offers, the number of Securities remaining in public circulation may decrease and the market for such securities may be reduced.
Can the U.S. Offer be extended and under what circumstances?
Yes. We expressly reserve the right, in our sole discretion but subject to applicable law, to extend the period of time during which the U.S. Offer remains open, from time to time. In the event that the Chilean Offer is extended beyond      p.m., Chilean time, on           , 2021 for any reason, Enel intends to also

extend the U.S. Offer so that the Expiration Date of the U.S. Offer offering period coincides with the expiration of the offering period for the Chilean Offer. “The U.S. Offer — Section 14. Extension of the U.S. Offer; Termination; Amendment” in this Offer to Purchase.
What are the most significant conditions to the U.S. Offer?
The U.S. Offer is subject to the following conditions:
•
the effectiveness of the Merger and the Bylaw Amendment to remove the share ownership limitation of 65% by any single shareholder set forth under Title XII of DL 3,500 (which, among other conditions, are dependent upon the receipt of all required approvals and certifications from SUNAT, which was received from SUNAT on March 4, 2021, resulting in all conditions to the Merger and the Bylaw Amendment being satisfied and the Merger and Bylaw Amendment becoming effective on April 1, 2021); and

•
the absence of any pending judgment, resolution, demand, action or process, whether judicial or administrative, which could reasonably be expected to: (1) prohibit or materially impede the implementation of the Offers; (2) impose material limitations on Enel to acquire shares of Enel Américas, including any material restriction with respect to the Merger and/or the amendment of Enel Américas’ bylaws or (3) impose material limitations on Enel’s effective exercise of all property rights over the Enel Américas shares, including the right to vote such shares, and in general any other action by a court, department or other competent authority resulting in any of the effects listed in clauses (1)-(3) above.

In addition, the U.S. Offer must be conducted in compliance with all U.S. and other applicable regulations.
See “The U.S. Offer — Section 12. Conditions of the U.S. Offer”.
What are the conditions to the Chilean Offer?
The Chilean Offer is subject to the same conditions as the U.S. Offer. In addition, the Chilean Offer must be conducted in compliance with all Chilean and other applicable regulations.
How will I be notified if the U.S. Offer is extended?
If we extend the U.S. Offer, we will inform the ADS Tender Agent and Computershare Trust Company, N.A., as U.S. tender agent of Enel for the Shares in the U.S. Offer (the “U.S. Share Tender Agent”) of that fact. We also will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the next business day after the day on which the U.S. Offer was scheduled to expire. See “The U.S. Offer — Section 14. Extension of the U.S. Offer; Termination; Amendment” in this Offer to Purchase.
If the U.S. Offer is extended, what impact will this have on the Chilean Offer?
We expect to conduct the U.S. Offer and the Chilean Offer simultaneously and therefore currently intend the U.S. Offer and the Chilean Offer to expire on the same day. If the U.S. Offer is extended for any reason, we currently expect to extend the Chilean Offer for the length of the extension of the U.S. Offer, subject to limitations under Chilean law, pursuant to which we may only extend the Chilean Offer once for a period of no less than five (5) calendar days and no more than fifteen (15) calendar days. In the context of the U.S. Offer, Enel does not currently anticipate the occurrence of any circumstances that would require under the SEC’s tender offer rules the U.S. Offer to be extended to a date beyond the maximum 45-calendar day tender offer period permitted under Chilean law. However, if such situation were to occur, Enel would seek relief from the SEC and/or the CMF from the applicable requirements of the SEC and/or CMF tender offer regulations to permit holders of Shares and ADSs to be treated as equally as possible in the U.S. Offer and the Chilean Offer.

If the Chilean Offer is extended, what impact will this have on the U.S. Offer?
We expect to conduct the U.S. Offer and the Chilean Offer simultaneously and therefore currently intend the U.S. Offer and the Chilean Offer to expire on the same day. If the Chilean Offer is extended for any reason beyond the initial Expiration Date of the U.S. Offer, we currently expect to extend the U.S. Offer for the length of the extension of the Chilean Offer. Under Chilean law, we may only extend the Chilean Offer once for a period of no less than five (5) calendar days and no more than fifteen (15) calendar days.
How do I tender my Shares and/or ADSs in the U.S. Offer?
To tender your Shares in the U.S. Offer, prior to the Expiration Date of the U.S. Offer, you must (1) complete and sign the Form of Acceptance (or a copy thereof, provided the signature is original) in accordance with the instructions in the Form of Acceptance and mail or deliver it to the U.S. Share Tender Agent, (2) deliver a certificate from the share department of Enel Américas administered by DCV Registros S.A. (“DCV Registros”) to the U.S. Share Tender Agent for receipt by the expiration of the U.S. Offer and (3) either (i) deliver the título(s) de acciones (certificate(s) of title) representing your Shares to the U.S. Share Tender Agent at the address set forth on the back cover page to this Offer to Purchase or (ii) arrange for book-entry delivery of your Shares through the system of the Depósito Central de Valores S.A. (the “DCV”) to account number           (the “DCV Custodial Account”) that has been established for the purposes of the U.S. Offer by BTG Pactual Chile S.A. Corredores de Bolsa (the “Chilean Tender Agent”), on behalf of the U.S. Share Tender Agent. See “The U.S. Offer — Section 3. Procedures for Accepting the U.S. Offer — Holders of Shares” in this Offer to Purchase.
To tender your ADSs in the U.S. Offer, prior to the Expiration Date of the U.S. Offer, the ADS Tender Agent must receive the American Depositary Receipts (“ADRs”) representing the ADSs or book-entry transfer of such ADSs, together with a properly completed and duly executed ADS Letter of Transmittal or a message transmitted by The Depository Trust Company to the ADS Tender Agent stating that you have expressly agreed to be bound by the terms of the ADS Letter of Transmittal, and all other required documents. See “The U.S. Offer — Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs” in this Offer to Purchase.
Until what time can I withdraw previously tendered ADSs or Shares?
You can withdraw previously tendered ADSs or Shares from the U.S. Offer at any time until the U.S. Offer has expired and, if we have not agreed by           , 2021 (60 calendar days after the commencement of the U.S. Offer) to accept your ADSs or Shares for payment, you can withdraw them at any time after such date until we accept your tendered ADSs or Shares for payment. See “The U.S. Offer — Section 1. Terms of the U.S. Offer” and “— Section 5. Tender Withdrawal Rights” in this Offer to Purchase.
How do I withdraw previously tendered Shares and/or ADSs?
To withdraw previously tendered Shares or ADSs from the U.S. Offer, you must deliver a written notice of withdrawal, or a copy of one, with the required information to the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, while you still have the right to withdraw the previously tendered Shares or ADSs. Withdrawn Shares and ADSs may be retendered by again following one of the procedures described in this Offer to Purchase, at any time until the U.S. Offer has expired. See “The U.S. Offer — Section 3. Procedures for Accepting the U.S. Offer — Holders of Shares,” “— Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs” and “— Section 5. Tender Withdrawal Rights” in this Offer to Purchase.
When and how will I be paid for my tendered Shares and/or ADSs?
Subject to the terms and conditions of the U.S. Offer, we will pay for all Shares and ADSs validly tendered and not properly withdrawn and accepted by us after giving effect to proration, if applicable, promptly after the later of the Expiration Date and upon the satisfaction or waiver by us of all Conditions to the U.S. Offer set forth in “The U.S. Offer — Section 12. Conditions of the U.S. Offer” in this Offer to Purchase, and in any case pursuant to applicable Chilean law or practice.

We will pay for your Shares and/or ADSs that are validly tendered and not properly withdrawn and accepted by us after giving effect to proration, if applicable, by depositing the purchase price with the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, which will act as depositary for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for tendered Shares will be made only after timely receipt by the U.S. Share Tender Agent of the títulos (certificates of title) representing your shares (or of a confirmation of a book-entry transfer of such Shares to the DCV Custodial Account as described in “The U.S. Offer — Section 3. Procedures for Accepting the U.S. Offer — Holders of Shares” in this Offer to Purchase), together with a completed Form of Acceptance and all documents identified in the Form of Acceptance for such Shares. Payment for tendered ADSs will be made only after timely receipt by the ADS Tender Agent of ADRs representing such ADSs and a properly completed and duly executed ADS Letter of Transmittal and any other required documents for such ADSs (or of a confirmation of a book-entry transfer of such ADSs as described in “The U.S. Offer — Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs” in this Offer to Purchase). See “The U.S. Offer — Section 2. Acceptance for Payment” in this Offer to Purchase.
Do I have statutory appraisal rights in connection with the Offers?
No. The Chilean Corporations Act does not provide for statutory appraisal rights in case of a tender offer. See “Special Factors — Section 4. Appraisal Rights or Statutory Dissenters’ Withdrawal Rights” in this Offer to Purchase.
What is the market value of my Shares and/or ADSs as of a recent date?
On March 5, 2021, the last trading day on the Santiago Stock Exchange and the New York Stock Exchange before the date of the Offer to Purchase, the last reported sale price of Shares on the Santiago Stock Exchange was Ch$113.75 per Share and the last sale price of ADSs reported on the New York Stock Exchange was US$7.75 per ADS. We advise you to obtain a more recent quotation for Shares and/or ADSs in deciding whether to tender your Shares and/or ADSs. See “The U.S. Offer — Section 7. Price Range of Shares and ADSs; Dividends” in this Offer to Purchase.
What are the U.S. federal income tax consequences if I tender my Shares and/or ADSs?
For a U.S. Holder (as such term is defined in “The U.S. Offer — Section 6. Tax Consequences — Certain Material U.S. Federal Income Tax Consequences” in this Offer to Purchase) of Shares (or ADSs) that does not tender its Shares (or ADSs), the U.S. Offer will not constitute a taxable event for U.S. federal income tax purposes.
For a U.S. Holder of Shares (or ADSs) that tenders some or all such Shares (or ADSs) in the U.S. Offer, such U.S. Holder will generally recognize gain or loss equal to the difference between the amount of cash received and the tax basis for the Shares (or ADSs) tendered. That gain or loss generally will constitute capital gain or loss. The deductibility of capital losses is subject to limitations.
If a Chilean withholding tax is withheld on such disposition of all or some such Shares, a U.S. Holder’s amount realized will include the gross proceeds of the disposition before deduction of the Chilean tax (see “The U.S. Offer — Section 6. Tax Consequences — Chilean Tax Consequences for U.S. Holders” in this Offer to Purchase for more information on Chilean withholding taxes).
See “The U.S. Offer — Section 6. Tax Consequences — Certain Material U.S. Federal Income Tax Consequences” in this Offer to Purchase for a more complete discussion of certain material U.S. federal income tax consequences of the U.S. Offer.
Whom do I contact if I have questions about the U.S. Offer?
For additional information or assistance and to request additional copies of this Offer to Purchase and the ADS Letter of Transmittal and other U.S. Offer documents, you may contact the Information Agent, at the telephone numbers and address set forth on the back cover of this Offer to Purchase.

To U.S. Holders of Shares of Common Stock and Holders of American Depositary Shares of Enel Américas:
INTRODUCTION
Enel S.p.A. (“Enel”) hereby offers to purchase up to a total of 7,608,631,104 of the outstanding shares of common stock (the “Shares”) of Enel Américas S.A. (“Enel Américas”), including Shares represented by American Depositary Shares of Enel Américas (the “ADSs” and, together with the Shares, the “Securities”) which represents 10% of the outstanding capital stock of Enel Américas as of the date hereof, from all holders of Shares resident in the United States and all holders of ADSs wherever located at a cash purchase price of Ch$140 per Share payable in U.S. dollars and Ch$7,000 per ADS payable in U.S. dollars, without any interest and less applicable withholding taxes and distribution fees, upon the terms and subject to certain conditions described in this Offer to Purchase and in the related form of acceptance and letter of transmittal (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”).
Through a concurrent offer in Chile, Enel is offering to purchase up to 7,608,631,104 of the outstanding Shares wherever located, including Shares held by holders resident in the United State, at the same purchase price of Ch$140 per Share, (the “Chilean Offer” and, together with the U.S. Offer, the “Offers”). The Chilean Offer will be made for up to 7,608,631,104 Shares and on substantially the same terms as the U.S. Offer. Except as otherwise required by applicable law and regulations, Enel intends to consummate the U.S. Offer concurrently with the Chilean Offer. The offers exclude any Shares or ADSs held by Enel, including any Shares to be issued to Enel as part of the Merger (as defined below).
In no event will Enel purchase more than 7,608,631,104 Shares (including Shares represented by ADSs) in total in the Offers. If more than 7,608,631,104 Shares (including Shares represented by ADSs) are tendered in the Offers, Shares and ADSs properly and timely tendered in the Offers and not properly withdrawn will be subject to proration as described in “The U.S. Offer — Section 1. Terms of the U.S. Offer.” If you are not a U.S. resident holder of Shares (a “Non-U.S. holder”), you will not be permitted to tender your Shares (including Shares withdrawn from ADSs) in the U.S. Offer and instead must tender into the Chilean Offer. ADSs (regardless of the location of the holders) may only be tendered into the U.S. Offer.
The “Chilean Stock Exchanges” (bolsas de valores) means, collectively, the Santiago Stock Exchange and the Electronic Stock Exchange in Chile.
The U.S. Offer is open to all holders of Shares resident in the United States (“U.S. holders”) and all holders of ADSs, regardless of location. Non-U.S holders of Shares may only tender their Shares into the Chilean Offer. U.S. holders of Shares may tender their Shares into either the U.S. Offer or the Chilean Offer. Holders of ADSs may only tender their Shares into the U.S. Offer.
The purchase price for the Shares and the purchase price for ADSs accepted for payment pursuant to the U.S. Offer will, in each case, be paid in United States dollars, with the dollar amount thereof based upon the Observed Exchange Rate published by the Central Bank of Chile for the business day prior to the date of settlement of the Offers.
In the event that the price per Share to be paid in the Chilean Offer is increased, Enel will make a corresponding increase to the price paid per Share and ADS in the U.S. Offer.
The U.S. Offer is currently scheduled to expire at      p.m., New York City time, on           , 2021 (the “Expiration Date”), unless and until Enel, in its sole discretion (but subject to the applicable rules and regulations of the United States Securities Exchange Commission (the “SEC”) shall have extended the period of time during which the U.S. Offer will remain open, in which event the term “Expiration Date” will mean the latest time and date at which the U.S. Offer, as so extended by Enel, shall expire.
Under Chilean law, the initial offering period of the Chilean Offer must be 30 calendar days and may be extended one time for a period of between five to 15 calendar days. The initial 30-day offering period of the Chilean Offer is scheduled to expire on           , 2021. The U.S. Offer and the Chilean Offer are expected to be settled on the same day. In the event that the Chilean Offer is extended beyond           , 2021 for any reason, Enel intends to also extend the U.S. Offer so that the U.S. Offer offering period coincides with the offering period set forth for the Chilean Offer.

Pursuant to Chilean law, each individual member of the Board of Directors of Enel Américas must express in writing his or her statement as to whether the Offers would be beneficial to the company’s shareholders. Enel Américas must file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) within 10 business days of the date of the launch of the U.S. Offer. The Schedule 14D-9 will include English translations of the directors’ statements and must include a statement by the Board of Directors of Enel Américas as to whether it recommends that Enel Américas shareholders accept or reject the U.S. Offer or if it will remain neutral or not take a position with respect to the U.S. tender offer. Under Chilean law, each member of the Board is only required to deliver the individual director’s statement referred to above. Chilean law does not require a recommendation of the Board, acting as such, that the shareholders accept or reject the U.S. Offer. However, the Board of Directors of Enel Américas intends to take action at the time of the formal commencement of the U.S. Offer to determine the recommendation of the Board with respect to the U.S. Offer as required by Rule 14e-2 under the Exchange Act and Enel Américas expects to file the Schedule 14D-9 disclosing such recommendation within 10 business days of the date of the launch of the U.S. Offer.
As of March 8, 2021, there were 76,086,311,036 Shares issued and outstanding, including 2,560,377,050 Shares evidenced by ADSs. Enel currently owns 49,456,102,073 Shares representing 65% of the outstanding Shares of Enel Américas.
The U.S. Offer is subject to certain terms and conditions. See “The U.S. Offer — Section 12. Conditions of the U.S. Offer.”
Tendering holders of Shares who have Shares registered in their own name and who tender directly to Computershare, Inc., as U.S. tender agent of Enel for the Shares in the U.S. Offer (the “U.S. Share Tender Agent”), will not be obligated to pay brokerage fees, commissions or stock transfer taxes on the sale of their Shares pursuant to the U.S. Offer. Tendering holders of ADSs who have ADSs registered in their own name and who tender directly to the ADS Tender Agent, will not be obligated to pay brokerage fees, commissions, except that the ADS Tender Agent will deduct a distribution fee of US$0.05 per ADS from any payment to tendering ADS holders, or, except as set forth in the Instructions to the ADS Letter of Transmittal, transfer taxes on the sale of their ADSs pursuant to the U.S. Offer. Tendering holders of Shares and tendering holders of ADSs who own Shares and/or ADSs through a broker or other nominee, if such broker or nominee tenders their Shares and/or ADSs on their behalf, may have to pay a fee to such broker or nominee. Enel will pay all charges and expenses of the U.S. Share Tender Agent and the ADS Tender Agent incurred in connection with the U.S. Offer. See “The U.S. Offer — Section 15. Fees and Expenses.”
The U.S. Offer qualifies as a Tier II offer in accordance with Rule 14d-1(d) under the Exchange Act and, as a result, is exempt from certain provisions of otherwise applicable U.S. statutes and regulations relating to tender offers.
This Offer to Purchase and the related Form of Acceptance and ADS Letter of Transmittal contain important information and should be read carefully in their entirety before any decision is made with respect to the U.S. Offer.

SPECIAL FACTORS
1.
Background of the Offers

Since 2009, Enel has been the controlling shareholder of Enel Américas. Through corporate reorganizations of its activities in Iberia and Latin America in 2014, the reorganization of its Latin American business in 2016 to group its Chilean and non-Chilean businesses in Argentina, Brazil, Colombia and Peru by geographic focus and an internal merger in 2017, Enel became the direct owner of 51.8% of Enel Américas.
Beginning in October 2018, Enel entered into a series of share swap transactions (the “Swap Transactions”) with a financial institution in order to increase its percentage ownership of Enel Américas. Pursuant to the Swap Transactions, Enel increased its ownership of Enel Américas to 56.8% in April 2019.
On February 27, 2019, Enel Américas announced that it was proposing to undertake a capital raise structured as an offering of Shares and ADSs pursuant to preemptive subscription rights for cash (the “Preemptive Rights Offering”). On September 2, 2019, Enel Américas completed the Preemptive Rights Offering. Pursuant to the Preemptive Rights Offering, Enel subscribed for 10,933,860,086 Shares by exercising preemptive subscription rights at a price of approximately US$0.16 per share. Following completion of the Preemptive Rights Offering, Enel directly held 57.26% of Enel Américas.
Between June 2019 and August 2020, Enel entered into a series of additional Swap Transactions with a financial institution in order to increase its percentage ownership of Enel Américas. Upon completion and settlement of the Swap Transactions, Enel directly holds 65.00% of Enel Américas.
On August 27, 2020, Enel Américas’ Board of Directors held a meeting to approve the presentation of a proposal to Enel of a potential merger of EGP Américas SpA (“EGP Américas”), which would be a newly formed wholly owned Chilean subsidiary of Enel that would hold Enel Green Power S.p.A.’s (“EGP”) non-conventional renewable energy generation business in Central and South America (excluding Chile), with and into Enel Américas in exchange for Enel Américas shares (the “Merger”). The purpose of the Merger is to integrate the conventional energy businesses in Argentina, Brazil, Colombia and Peru and non-conventional renewable energy generation businesses in Argentina, Brazil, Colombia, Costa Rica, Guatemala, Panama and Peru of the Enel group of companies under one company. The transaction was structured so that the Merger would be subject to the condition that the effectiveness of the following had occurred:
•
the separation of the non-conventional renewable energy generation businesses of EGP in Argentina, Brazil, Colombia, Costa Rica, Guatemala, Panama, and Peru through the transfer of the ownership interests that EGP held to a newly created Italian entity, Enel Rinnovabili Srl (“Enel Rinnovabili”), and the subsequent distribution of the shares of Enel Rinnovabili to Enel, EGP’s sole shareholder (the “Spin-Off”); and

•
the merger of Enel Rinnovabili with and into EGP Américas (the “Cross-Border Merger”).

The Spin-Off and the Cross-Border Merger would be considered preparatory transactions that were conditions precedent to the Merger and that were part of an internal reorganization by Enel and EGP. Under Chilean law, the Merger was deemed a related party transaction (“RPT”), subject to the statutory requirements and protections of the Chilean Corporations Act.
On September 21, 2020, Enel responded to Enel Américas’ proposal expressing interest in pursuing the transaction. On the same date, Enel Américas held a meeting of the Board of Directors to discuss the general terms of the Merger, authorize the company to analyze the Merger and inform the Directors’ Committee.
In accordance with Chilean law, Enel Américas was required to appoint two independent evaluators to evaluate the Merger as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act as well as an independent expert appraiser to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations on the values of Enel Américas and EGP Américas and the merger exchange ratio in connection with the Merger. Mr. Pablo D’Agliano was appointed as the independent expert appraiser for the Merger and Banco Santander Chile was appointed as the independent evaluator for the Merger as RPT at the September 21, 2020 Board of Directors Meeting. Enel Américas’ Directors Committee also held a meeting that same day to appoint Banchile Asesoría Financiera S.A. as an additional independent evaluator for the Merger as an RPT.
On October 1, 2020, the Sole Administrator of EGP Américas appointed Mr. David Jana B. as the independent expert appraiser for the Merger as an RPT to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations on the values of Enel Américas and EGP Américas and the merger exchange ratio in connection with the Merger.
On October 12, 2020, Enel approved the spin-off of Enel Rinnovabili, which consisted of the separation of the non-conventional renewable energy generation businesses of EGP in Argentina, Brazil, Colombia, Costa Rica, Guatemala, Panama, and Peru through the transfer of the assets used in such businesses to a newly created entity, Enel Rinnovabili, and the subsequent distribution of the shares of Enel Rinnovabili to Enel, EGP’s sole shareholder.
On November 4, 2020, final audited Chilean interim financial statements of Enel Américas and EGP Américas as of and for the nine months ended September 30, 2020 were delivered, and a pro forma balance sheet as of September 30, 2020 of combined Enel Américas and EGP Américas was prepared. On that same date, the Enel Américas Board of Directors held a meeting to approve the audited Chilean interim financial statements of Enel Américas as of and for the nine months ended September 30, 2020 and the Sole Administrator of EGP Américas approved the audited Chilean interim financial statements of EGP Américas as of and for the nine months ended September 30, 2020.
On November 6, 2020, final Italian carve-out financial statements of Enel Rinnovabili as of and for the nine months ended September 30, 2020, and as of and for the year ended December 31, 2019 were delivered and a pro forma balance sheet as of September 30, 2020 of combined Enel Américas, EGP Américas, and Enel Rinnovabili as well as a pro forma balance sheet as of September 30, 2020 and pro forma income statements for the nine months ended September 30, 2020, and the year ended December 31, 2019 of combined Enel Américas, EGP Américas, and Enel Rinnovabili were prepared. On the same date, after reviewing and analyzing the relevant information, each of the independent evaluators and independent appraisers provided their final opinions and reports to the respective companies. Banco Santander Chile concluded that the Merger would contribute to the interest of Enel Américas shareholders from a valuation point of view if the Merger were conducted in accordance with certain terms, including a merger exchange ratio between 0.43 and 0.47 Enel Américas shares for each EGP Américas share. Banchile Asesoría Financiera S.A. concluded that the Merger would contribute to the interest of Enel Américas shareholders if the merger exchange ratio fell between 0.38 and 0.44 Enel Américas shares for each EGP Américas share. Mr. Pablo D’Agliano calculated a proposed merger exchange ratio range between 0.40 and 0.45 Enel Américas shares for each EGP Américas share. Mr. David Jana B. calculated a proposed merger exchange ratio range between 0.42 and 0.48 Enel Américas shares for each EGP Américas share.
On November 11, 2020, Enel Américas’ Directors’ Committee held a meeting to review the final reports of the independent expert appraiser and the two independent evaluators and deliver its opinion, as required under Chilean law, with respect to the Merger as an RPT. The Enel Américas’ Directors’ Committee unanimously concluded that the Merger contributes to the best interest of Enel Américas, including its shareholders, and that the Merger would be in line with prevailing market prices, terms and conditions if the merger exchange ratio for the Merger fell within the range of between 0.41 and 0.45 Enel Américas shares for each EGP Américas share.
On November 12, 2020, the Board of Directors of Enel Américas unanimously approved, among other matters, the actions related to the Merger (including issuing a collective Board report on the fairness of the Merger as an RPT), finalizing the Merger Agreement (including fixing a proposed merger exchange ratio) and approving a proposal to shareholders to remove the share ownership limitation of 65% by any single shareholder set forth under Title XII of Decree Law No. 3,500 of 1980 (“DL 3,500”) (the “Bylaw Amendment”) and the summoning of the extraordinary shareholders’ meeting (“ESM”) to approve, among other matters, the Merger, the Merger as an RPT, and Bylaw Amendment. The Board of Directors of Enel Américas unanimously issued a collective pronouncement with respect to the Merger which sets forth the proposed exchange ratio applicable to the Merger of 0.43 Enel Américas shares for each EGP Américas share and an acceptable range for the merger exchange ratio of between 0.41 to 0.45 Enel Américas shares for each EGP Américas share, with the merger exchange ratio to be determined definitively by the shareholders at the ESM. The Enel Américas directors also delivered individual opinions with respect to the Merger as an RPT. Although no two statements were identical, each director individually concluded that the Merger contributed to the best interest of Enel Américas, and some directors also concluded that the Merger would contribute to the best interest of the Enel Américas shareholders.
Public notice of (i) the Enel Américas Board actions, (ii) the agenda for the ESM, and (iii) the Merger Agreement were provided (with relevant documentation made available to Enel Américas shareholders and ADS Holders on Enel Américas’ website).
Beginning on November 18, 2020, an Information Statement was distributed to Enel Américas ADS Holders regarding the matters to be voted on at the Enel Américas ESM.
On December 14, 2020, following the expiration of the 60-day waiting period required under Italian law for the spin-off, the demerger act of EGP in favor of Enel Rinnovabili was signed and the Spin-Off (as described below) became effective on December 15, 2020.
In connection with the Merger, on December 17, 2020, Enel delivered to Enel Américas a letter stating that it would launch a voluntary partial public tender offer for the acquisition of Shares and ADSs of Enel Américas representing up to a maximum of 10% of the then-current share capital of Enel Américas. The offering price for the Shares in the tender offer would be Ch$140 per Share and Ch$7,000 per ADS (paid in U.S. dollars), which was above the then-current market prices of the Shares and ADSs and above the withdrawal rights price of Ch$109.79 per Share. The tender offer was introduced as an alternative to the statutory merger dissenters’ withdrawal rights in response to concerns raised by certain minority shareholders that the statutory merger dissenters’ withdrawal rights may not be adequate. The tender offer was designed to allow shareholders to participate in the Merger but receive cash for a portion of their ownership interest in Enel Américas, at a fixed cash value higher than the price of Ch$109.79 per share offered under Chilean law to dissenting shareholders who exercised their withdrawal rights in connection with the Merger.
On December 18, 2020, the ESM was held and the Enel Américas shareholders approved the Merger (with a merger exchange ratio of 0.41 Enel Américas shares for each EGP Américas share), the Merger as an RPT and the Bylaw Amendment.
On January 17, 2021, the period for Enel Américas shareholders to exercise their statutory merger dissenters’ withdrawal rights in connection with the Merger expired. During the statutory merger dissenters’ withdrawal rights period, dissident shareholders owning 1,787,514 Shares exercised their withdrawal rights, equivalent to 0.002% of the total outstanding Shares. Pursuant to relevant Chilean laws and regulations and in accordance with the terms and conditions approved at the ESM, Enel Américas currently expects to pay the purchase price of such Shares from the date on which the Merger is effective upon the shareholders’ delivery of the Shares to DCV Registros.
On February 1, 2021, the Cross-Border Merger was completed and EGP Américas acquired all of the assets and liabilities of Enel Rinnovabili, including the non-conventional renewable energy generation businesses and ownership interests that EGP previously held in Argentina, Brazil, Colombia, Costa Rica, Guatemala, Panama, and Peru.
On February 3, 2021, Enel Américas submitted the filing to the National Superintendency of Customs and Tax Administration (Superintendencia Nacional de Aduanas y de Administración Tributaria) in Peru (“SUNAT”) that will certify the cost of its interest in EGP Américas, which is required as a condition to effectiveness of the Merger. On March 4, 2021, the final required certification from SUNAT was received and all conditions to the Merger and the Bylaw Amendment were considered satisfied. As a result, the Merger and Bylaw Amendment will take effect on April 1, 2021 and Enel will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 75.2% of Enel Américas.

2.
Purpose of and Reasons for the Offers.

None of Enel, the Board of Directors of Enel, Georgeson LLC (the “Information Agent”), the U.S. Share Tender Agent or the ADS Tender Agent is making any recommendation to you as to whether to tender or refrain from tendering your Shares or ADSs pursuant to the U.S. Offer. You must make your own decision as to whether to tender your Shares or ADSs pursuant to the U.S. Offer and, if so, how many Shares or ADSs to tender. In doing so, you should read carefully the information in this Offer to Purchase, the related Form of Acceptance and the related ADS Letter of Transmittal, including the purposes and effects of the Offers. You should discuss whether to tender your Shares or ADSs with your own broker or other financial advisor, if any.
The Offers are an incremental enhancement to the statutory merger dissenters’ withdrawal rights in response to concerns raised by certain minority shareholders that the statutory merger dissenters’ withdrawal rights may not be adequate. The tender offer would allow shareholders to participate in the Merger but receive cash for a portion of their ownership interest in Enel Américas, at a fixed cash value higher than the price of Ch$109.79 per share offered under Chilean law to dissenting shareholders who exercised their withdrawal rights in connection with the Merger. The completion of the Offers will be conditioned on;
(i) the effectiveness of the Merger and the Bylaw Amendment to remove the share ownership limitation of 65% by any single shareholder set forth under Title XII of DL 3,500 (which, among other conditions, are dependent upon the receipt of all required approvals and certifications from SUNAT, which was received from SUNAT on March 4, 2021, resulting in all conditions to the Merger and the Bylaw Amendment being satisfied and the Merger and Bylaw Amendment becoming effective on April 1, 2021); and
(ii) the absence of any pending judgment, resolution, demand, action or process, whether judicial or administrative, which could reasonably be expected to: (1) prohibit or materially impede the implementation of the Offers; (2) impose material limitations on Enel to acquire shares of Enel Américas, including any material restriction with respect to the Merger and/or the amendment of Enel Américas’ bylaws or (3) impose material limitations on Enel’s effective exercise of all property rights over the Enel Américas shares, including the right to vote such shares, and in general any other action by a court, department or other competent authority resulting in any of the effects listed in clauses (1)-(3) above.
The Offers must also be conducted in compliance with all U.S., Chilean and other applicable regulations.
The decision to conduct the Offers as well as the Tender Offer Price (as defined below) was based on discussions between Enel and certain minority shareholders of Enel Américas.
Statutory merger dissenters’ withdrawal rights, similar to appraisal rights in the U.S., provide dissenting shareholders (including minority shareholders of Enel Américas that oppose the Merger) an opportunity to receive cash instead of shares of the surviving company. However, due to the fact that the method for calculating the statutory merger dissenters’ withdrawal rights price is statutorily determined by the weighted average market price of Enel Américas Shares during the 60-trading day period preceding the 30th trading day prior to the extraordinary shareholders’ meeting of Enel Américas to approve the Merger held on December 18, 2020, the price of Ch$109.79 per share that Enel Américas is offering under Chilean law to dissenting shareholders who exercised their withdrawal rights in connection with the Merger is below the current market value of the Shares.
U.S. Holders (as defined for U.S. federal income tax purposes, see “— Section 6. Tax Consequences” in this Offer to Purchase) of Enel Américas Shares or ADSs will face different U.S. tax consequences as well as Chilean tax consequences depending on whether such persons exercise statutory merger withdrawal rights with respect to the Merger or tender their Enel Américas Shares or ADSs in the Offers and receive cash. See “The U.S. Offer — Section 6. Tax Consequences.” U.S. Holders of Enel Américas Shares or ADSs are urged to consult their own tax advisors on the potential U.S. and Chilean tax consequences of the alternatives available to them in connection with the Merger and the Offers.
Based on discussions with certain minority shareholders of Enel Américas, Enel determined that the Offers provide a more effective protection mechanism for minority shareholders than the statutory merger dissenters’ withdrawal rights. Based on such determination, Enel committed to conduct the Offers at the Tender Offer Price. The Tender Offer Price establishes a minimum value that is higher than the price received upon exercise of statutory merger dissenters’ withdrawal rights that holders of Shares and ADSs would be assured of obtaining if they preferred not to remain a shareholder following the Merger.
The proposed tender offer price of Ch$140 per Share (the “Tender Office Price”) was announced on December 17, 2020. The Tender Offer Price was determined in response to request by certain Chilean minority shareholders of Enel Américas and represents an increase of approximately 27% over the price to be received upon exercise of statutory merger dissenters’ withdrawal rights.
The most recent closing price of Enel Américas Shares and ADSs as of March 5, 2021 was Ch$113.75 per Share and US$7.75 per ADS, which is below the Tender Offer Price.
As of March 8, 2021, there are 76,086,311,036 issued and outstanding Shares (including 2,560,377,050 Shares underlying 51,207,541 issued and outstanding ADSs).
3.
Certain Effects of the Offers

We expect that Ch$1,065 billion, or approximately US$ 1,495 million, will be required to purchase the Shares and ADSs in the U.S. Offer if the U.S. Offer is fully subscribed at up to 7,608,631,104 Shares (including Shares represented by ADSs) at the Tender Offer Price of Ch$140 per Share or Ch$7,000 per ADS (payable in U.S. dollars, without any interest and less any applicable withholding taxes or distribution fees).
Upon consummation of the Offers, holders of Shares and ADSs that are purchased pursuant to the Offers will either no longer have an interest or have a reduced interest in Enel Américas, as the case may be, and a corresponding decreased opportunity to participate in the future earnings, profits and growth of Enel Américas and to vote on Enel Américas’ corporate matters. To the extent that Enel’s percentage ownership of Enel Américas is increased pursuant to the Offers, its interests in the net book value and net earnings of Enel Américas will increase correspondingly (to 82.2% giving effect to the Merger and if all 7,608,631,104 Shares (including Shares represented by ADSs) were purchased pursuant to the Offers). As a result, Enel will receive a greater benefit from any income generated by Enel Américas’ operations and any increase in the value of Enel Américas following the Offers. Similarly, Enel will bear a greater portion of the losses generated by Enel Américas’ operations and any decrease in the value of Enel Américas after completion of the Offers. Holders of Shares and ADSs that are purchased pursuant to the Offers will face a reduced risk or no risk, depending on what portion of their Shares (including Shares represented by ADSs) are purchased pursuant to the Offers, of losses that could be generated by Enel Américas’ operations or a reduced risk or no risk, depending on what portion of their Shares (including Shares represented by ADSs) are purchased pursuant to the Offers, of a decline in the value of Enel Américas after completion of the Offers.
Enel Américas’ Bylaws contain a restriction that no shareholder may own more than 65% of Enel Américas. Enel Américas’ shareholders approved the removal of such restriction at the extraordinary shareholders’ meeting held on December 18, 2020 and such removal will be effective at the same time as the effectiveness of the Merger. The U.S Offer is conditioned on, among other things, the effectiveness of the Merger and the Bylaws Amendment. See “— Section 1. Background of the Offers” and “The U.S. Offer — Section 12. Conditions of the U.S. Offer.”
If you do not tender your Shares or ADSs in the Offers, you will remain a holder of Shares or ADSs, as the case may be. As of December 31, 2020, we estimate that there are 24,048,381,855 Shares (31.6% of the total outstanding Shares, excluding treasury shares) and 51,636,541 ADSs (3.4% of the total outstanding Shares, excluding treasury shares) in public circulation. After the completion of the Offers, the number of Shares and ADSs remaining in public circulation may decrease, and the market for such securities may be reduced.
We believe that the accounting treatment of the U.S. Offer is not material to the decision of holders of Shares or ADSs whether to tender their Shares or ADSs into the U.S. Offer. The purchase of Shares by Enel in the Offers will have no effect on the financial statements of Enel Américas.

Market for Shares
Enel presently anticipates that following the consummation of the Offers, Enel Américas will continue as a public company, will maintain its registration of the Shares and ADSs under the Exchange Act, including compliance with all reporting obligations required thereunder, and will maintain its listings on the NYSE and the Chilean Stock Exchanges. Enel does not intend for the U.S. Offer to result in the termination of the Exchange Act registration of the Shares and ADSs, nor does Enel intend for the U.S. Offer to result in the delisting of the ADSs from the NYSE. Following completion of the Offers, the number of Securities remaining in public circulation may decrease and the market for such securities may be reduced. Depending upon the number of Shares and/or ADSs purchased in the Offers, the Offers may adversely affect the liquidity and market value of any Shares or ADSs held by public shareholders after the U.S. Offer is completed.
If you do not tender your Securities, you will remain a holder of Shares or ADSs, as applicable. Unlike a typical U.S. tender offer, no shareholder of Enel Américas will be squeezed out by Enel in connection with the Offers. Chilean law allows squeeze-outs of minority shareholders of Chilean public corporations in very limited cases, provided that certain conditions set forth under Chilean law are met. None of such conditions are met in the case of Enel Américas at this time and, therefore, no squeeze out of minority of Enel Américas can occur in connection with the Offers.
The Offers do not require approval of the Board of Directors of Enel Américas or any committee thereof under Chilean law. Although under Chilean law the Board of Directors of Enel Américas, as a body, is not required to make a recommendation to its shareholders whether to accept or reject the Offers, the Board of Directors of Enel Américas intends to take action prior to the formal commencement of the Offers to determine the recommendation of the Board with respect to the Offers as required to be disclosed by Rule 14e-2 under the Exchange Act.
4.
Appraisal Rights or Statutory Dissenters’ Withdrawal Rights.

The Chilean Corporations Act does not provide for appraisal rights or dissenters’ withdrawal rights (derecho a retiro) in the case of a tender offer.
5.
Risks of Tendering Shares in the Chilean Offer Instead of the U.S. Offer.

U.S. holders of Shares may elect to tender their Shares into the Chilean Offer instead of the U.S. Offer. ADSs may only be tendered into the U.S. Offer. Although the terms and conditions of the U.S. Offer and the Chilean Offer are substantially similar, because of differences in law and market practice between the United States and Chile, the rights of tendering holders pursuant to the U.S. Offer and the Chilean Offer are not identical.
Chilean laws governing the tender withdrawal rights of tendering holders are different from U.S. laws governing such rights. Tenders of Shares and ADSs made pursuant to the U.S. Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after 60 calendar days after the date on which the U.S. Offer is launched, if not accepted for payment as provided in this Offer to Purchase prior to such date, or at such later time as may apply if the U.S. Offer is extended beyond that date. See the discussion in the section of this Offer to Purchase entitled “The U.S. Offer — Section 5. Tender Withdrawal Rights.” Under Chilean law, tender withdrawal rights are granted throughout the term of the tender offer, including any extension, up to the expiration date of the Chilean Offer. However, according to Chilean law, Enel must publish a notice of the results of the Chilean Offer by the third day after the expiration of the Chilean Offer in the same newspaper in which the announcement of the Chilean Offer was published. If Enel does not publish this notice in accordance with such conditions, the shareholders may thereafter withdraw their tendered Shares. U.S. holders intending to tender their Shares into the Chilean Offer should refer to Annex B to this Offer to Purchase for the procedure for tendering into the Chilean Offer, which differs from the procedures for tendering Shares into the U.S. Offer, and should refer to the Chilean Prospecto made available in connection with the Chilean Offer for information regarding the appraisal and tender withdrawal rights in the Chilean Offer.

An English translation of the Chilean Prospecto will be filed as an Exhibit to the Schedule TO filed by Enel with respect to the U.S. Offer, but such translation, as is the case with respect to any and all translated documents filed pursuant to the U.S. Offer, is for informational purposes only and U.S. holders who wish to tender their Shares into the Chilean Offer should consult the original Spanish language documents filed with the CMF in Chile. Further, press releases and announcements may be made in Chile but not made in the U.S. and may not be translated into English and filed with the SEC. Furthermore, the Chilean Offer is not subject to U.S. tender offer rules and the benefits thereof that would not be available to U.S. holders tendering Shares into the Chilean Offer.
Enel is offering to pay to U.S. holders who tender into the U.S. Offer the U.S. dollar equivalent of Ch$140 per Share and Ch$7,000 per ADS (less any applicable withholding taxes and distribution fees). The purchase price for Shares tendered pursuant to the U.S. Offer and accepted for payment will be converted from Chilean pesos into U.S. dollars based upon the Observed Exchange Rate published by the Central Bank of Chile for the business day prior to the date of settlement of the Offers. However, U.S. holders who tender into the Chilean Offer will be paid the purchase price in Chilean pesos and not U.S. dollars. Furthermore, it is possible that, due to requirements of applicable law or market practice, holders of Shares tendering in the Chilean Offer will be paid either before or after holders tendering Shares and/or ADSs in the U.S. Offer, although the price paid per share will be the same. In addition, it is recommended that U.S. holders wishing to tender in the Chilean Offer consult their own tax advisor as there may be different tax consequences in the Chilean Offer not contemplated in this Offer to Purchase.
6.
Interests of Directors and Executive Officers.

Enel’s directors and executive officers are set forth in Annex A to this Offer to Purchase.
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
As of March 8, 2021, Enel beneficially owned, in the aggregate, 49,456,102,073 Shares. As of March 8, 2021, none of Enel’s directors and officers beneficially owned, any Shares or ADSs.
7.
Transactions and Arrangements Concerning the Shares and ADSs.

For a discussion of acquisitions of Shares and ADSs by Enel, see “Special Factors — Section 1. Background of the Offers”.
Except as set forth in this Offer to Purchase, neither Enel nor, to the best knowledge of Enel, any director or executive officer of Enel, is a party to any contract, agreement, arrangement, understanding or relationship with any other person with respect to any securities of Enel Américas (including, without limitation, any contract, agreement, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, divisions of profits or losses, or the giving or withholding of proxies, consents or authorizations).
8.
Related Party Transactions.

Transactions between Enel and Enel Américas or any of its Affiliates
In May 2020, Enel Américas entered into a revolving credit agreement with Enel Finance International N.V. (“EFI”), a subsidiary of Enel, for a total of US$150 million, due in May 2021. As of December 31, 2020, the outstanding balance of the loans amounted to US$150 million.
In June 2020, Enel Brasil S.A., a subsidiary of Enel Américas, entered into a revolving credit agreement with EFI for a total of 800 million Reais, due in June 2021. As of December 31, 2020, no amount was outstanding under this agreement.
In December 2020, Ampla Energia y Serviços S.A., a subsidiary of Enel Américas, entered into a credit agreement with EFI for a total of 750 million Reais, due in January 2024. As of December 31, 2020, the outstanding balance of the loans amounted to the equivalent of US$144 million.

There are various contractual relationships between Enel Chile S.A. (“Enel Chile”), a subsidiary of Enel, and Enel Américas to provide intercompany services. Enel Chile entered into intercompany agreements under which it provides services directly and indirectly to Enel Américas. The services rendered by Enel Chile include specific legal, finance, treasury, insurance, capital markets, financial and documentary compliance, accounting, human resources, communications, security, relations with contractors, IT, tax, and other corporate support and administrative services. These services are provided and charged at market prices if there is a comparable reference service. If there are no similar services in the market, they are provided at cost plus a specified percentage. The intercompany services contracts are valid for five years, with renewable terms as of January 1, 2017.
To the knowledge of Enel, there were no transactions of any executive officer, director or affiliate of Enel Américas that is a natural person with Enel having an aggregate value as a single transaction or series of similar transactions that exceeds US$60,000.
With regard to the appointment of directors of Enel Américas, Enel proposes directors which are then elected in the Ordinary Shareholder Meeting of Enel Américas. The director nominees who receive the highest number of votes will be elected, provided that at least one of the director nominees elected must be an independent director. Enel Américas has three directors who are independent under the rules of the New York Stock Exchange and Rule 10A-3 of the Exchange Act. Each shareholder may vote his or her shares in favor of one nominee or may apportion his or her votes among any number of nominees.
9.
Material U.S. Federal Income Tax Consequences

For a U.S. Holder (as such term is defined in “The U.S. Offer — Section 6. Tax Consequences — Certain Material U.S. Federal Income Tax Consequences” in this Offer to Purchase) of Shares (or ADSs) that does not tender its Shares (or ADSs), the U.S. Offer will not constitute a taxable event for U.S. federal income tax purposes.
For a U.S. Holder of Shares (or ADSs) of Enel Américas that tenders some or all of such Shares (or ADSs) in the U.S. Offer, such U.S. Holder will generally recognize gain or loss equal to the difference between the amount of cash received and the tax basis for the Shares (or ADSs) tendered. That gain or loss generally will constitute capital gain or loss. The deductibility of capital losses is subject to limitations.
If a Chilean withholding tax is withheld on such disposition of all or some such Shares, a U.S. Holder’s amount realized will include the gross proceeds of the disposition before deduction of the Chilean tax (see “The U.S. Offer — Section 6. Tax Consequences — Chilean Tax Consequences for U.S. Holders” in this Offer to Purchase for more information on Chilean withholding taxes). See “The U.S. Offer — Section 6. Tax Consequences — Certain Material U.S. Federal Income Tax Consequences” in this Offer to Purchase for a more complete discussion of certain material U.S. federal income tax consequences of the U.S. Offer.
This tax treatment may not apply to all shareholders. Determining the actual tax consequences of the U.S. offer to you can be complex. U.S. Holders are urged to consult their own U.S. tax advisors on the potential U.S. tax consequences of the U.S. Offer.

THE U.S. OFFER
1.
Terms of the U.S. Offer

Dual Offer Structure
Chilean law requires the tender offer in Chile to be open to all holders of the Shares wherever located. In accordance with Rule 14d-1 of the Exchange Act, Enel must permit U.S. holders to participate in the transaction on terms at least as favorable as those offered in Chile. Enel calculated the U.S. ownership of shares and ADSs of Enel Américas as of December 9, 2020 (a date within 60 days before the public announcement of the Offers) and determined that U.S. holders held more than 10% but less than 40% of the then-outstanding Enel Américas Shares (including those held in the form of ADSs). Therefore, the U.S. Offer is eligible for certain Tier II exemptions under Rule 14d-1(d) of the Exchange Act, including the commencement of a separate tender offer in the United States for U.S. holders of Shares and all holders of ADSs, wherever located.
To facilitate the participation of all holders of Shares, including U.S. holders, and all ADS holders, wherever located, we are commencing two (2) tender offers: (i) the U.S. Offer, which is open to all holders of ADSs, wherever located, and all U.S. holders of Shares, and (ii) the Chilean Offer, which is open to all holders of Shares, wherever located.
Holders of Shares that are not U.S. holders may not tender their Shares into the U.S. Offer but may tender their Shares into the Chilean Offer. For additional information on how to tender into the Chilean Offer, please contact the Chilean Tender Agent.
The price per Share offered pursuant to the Chilean Offer is the same price per Share offered pursuant to the U.S. Offer.
Number of Shares and ADSs
Upon the terms and subject to certain conditions of the U.S. Offer, (including, if the U.S. Offer is extended or amended, the terms and conditions of any extension or amendment), we will purchase all Shares and ADSs validly tendered and not properly withdrawn, in accordance with “The U.S. Offer — Section 5. Tender Withdrawal Rights”, before the Expiration Date, and accepted by us after giving effect to proration, if applicable, at a price of Ch$140 per Share or Ch$7,000 per ADS, respectively, in cash, payable in U.S. dollars, without interest and less any applicable withholding taxes and distribution fees.
The U.S. Offer will expire at      p.m., New York City time, on           , 2021, or such later time and date to which we may extend the U.S. Offer. Only Shares and ADSs validly tendered and not properly withdrawn will be purchased pursuant to the U.S. Offer. See “The U.S. Offer — Section 14. Extension of the U.S. Offer; Termination; Amendment”.
The Offers are not conditioned on any minimum number of Shares or ADSs being tendered. The U.S. Offer is, however, subject to certain other conditions. See “The U.S. Offer — Section 12. Conditions of the U.S. Offer”.
Tender Offer Price
The Tender Offer Price is Ch$140 per Share or Ch$7,000 per ADS, in cash, payable in U.S dollars, without any interest and less any applicable withholding taxes and distribution fees, properly tendered pursuant to the U.S. Offer.
Following the commencement of the Offers, Enel Américas will make available its shareholder registry and security position listings to Enel and will cause Citibank, N.A., as the ADS depositary (the “ADS Depositary”) to provide Enel with the list of record holders for ADSs and security position listings, as required by Chilean law, for the purpose of disseminating this Offer to Purchase to U.S. holders of Shares and holders of ADSs. This Offer to Purchase and the related Form of Acceptance, ADS Letter of Transmittal, and other relevant documents will be mailed to U.S record holders of Shares and holders of ADSs and will be furnished to each broker, dealer, commercial bank, trust company or other nominee holders of Shares or ADSs and similar persons whose names, or the names of whose nominees, appear on such list of holders of Shares and holders of ADSs or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to beneficial owners of Shares or ADSs. All Shares or ADSs validly tendered and not properly withdrawn and accepted by us after giving effect to proration, if applicable, will be purchased for the Tender Offer Price.
Proration
We will pay the Tender Offer Price for up to 7,608,631,104 Shares (including Shares represented by ADSs), which represents 10% of the outstanding capital stock of Enel Américas as of the date hereof, properly and timely tendered in the Offers and not properly withdrawn and accepted by us after giving effect to proration, if applicable. The U.S. Offer and the Chilean Offer are expected to be settled on the same day. As promptly as practicable after receipt of that payment, Computershare Trust Company, N.A., as U.S. Share Tender Agent, will distribute the Tender Offer Price in U.S. dollars to the U.S. holders of Shares accepted for purchase in the U.S. Offer and Citibank, N.A., as ADS Tender Agent, will distribute the Tender Offer Price in U.S. dollars to the U.S. and Non-U.S. holders of ADSs accepted for purchase in the U.S. Offer. See “— Section 2. Acceptance for Payment and Payment for Shares and ADSs.”
If not more than 7,608,631,104 Shares (including Shares represented by ADSs) are properly and timely tendered in the Offers prior to the Expiration Time on the Expiration Date and the expiration date for the Chilean Offer and not properly withdrawn from the Offers, we will, upon the terms and subject to the conditions of the U.S. Offer and pursuant to the Chilean Offer, purchase all Shares (including Shares represented by ADSs) so tendered and not withdrawn and accepted by us. In no event will Enel purchase more than 7,608,631,104 Shares (including Shares represented by ADSs) in total in the Offers. If more than 7,608,631,104 Shares (including Shares represented by ADSs) are properly and timely tendered in the Offers prior to the Expiration Time on the Expiration Date and not properly withdrawn, we will, upon the terms and subject to the conditions of the U.S. Offer and pursuant to the Chilean Offer, purchase 7,608,631,104 Shares (including Shares represented by ADSs) on a pro rata basis according to the number of Shares (including Shares represented by ADSs) properly and timely tendered in the Offers prior to the Expiration Time on the Expiration Date and not properly withdrawn and accepted by us after giving effect to proration. For purposes of determining the proration factor, we will, in consultation with the Chilean Tender Agent, divide 7,608,631,104 by the aggregate number of (i) Shares tendered pursuant to the U.S. Offer, (ii) Shares represented by ADSs tendered pursuant to this U.S. Offer and (iii) Shares tendered pursuant to the Chilean Offer.
In the event that, after application of such proration factor, the number of Shares that we would purchase from a holder of Shares includes a fraction of a Share or, in the case of an ADS, a fraction of an ADS, such fraction will be rounded by Enel (in consultation with the Chilean Tender Agent, the U.S. Share Tender Agent and the ADS Tender Agent) down to the nearest whole number of Shares and, in the case of ADSs, down to the nearest whole number of Shares that is a multiple of fifty (50), such that no fraction of a Share will be purchased from any holder of Shares and no number of Shares representing a fraction of an ADS will be purchased from any ADS holder. As an example, if the proration factor would result in a tendering holder of Shares selling 9.5 Shares and a tendering ADS holder selling ADSs representing 99.5 Shares, application of the rounding convention would mean that Enel would purchase 9 Shares from the holder of Shares and an ADS representing 50 Shares from the ADS holder. Accordingly, if an ADS holder wants to minimize impact of the rounding convention and maximize the number of Shares ADS holder can sell in the Offers, the ADS holder may want to cancel its ADSs and tender its Shares in the U.S. Offer or the Chilean Offer, as applicable.
In the event that proration of tendered Shares (including Shares represented by ADSs) is required, we will announce the final results of such proration and the proration factor through a press release not later than three (3) calendar days following the Expiration Date.

Extension and Amendment
Under U.S. law, if Enel makes a material change in the terms of the U.S. Offer or the information concerning the U.S. Offer or if it waives a material Condition of the U.S. Offer, Enel will disseminate additional tender offer materials and extend the U.S. Offer if and to the extent required by applicable laws or regulations (which require that material changes be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes) or otherwise. The minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changes. In the SEC’s view, an offer should remain open for a minimum of five (5) business days from the date the material change is first published, sent or given to U.S. holders of Shares and/or all holders of ADSs wherever located, and with respect to a change in price or a change in percentage of securities sought, a minimum ten (10) business day period is generally required to allow for adequate dissemination to shareholders and investor response. In the context of the U.S. Offer, Enel does not currently anticipate the occurrence of any circumstances that would require under the SEC’s tender offer rules the U.S. Offer to be extended to a date beyond the maximum 45-calendar day tender offer period permitted under Chilean law. However, if such situation were to occur, Enel would seek relief from the SEC and/or the CMF from the applicable requirements of the SEC and/or CMF tender offer regulations to permit holders of Shares and ADSs to be treated as equally as possible in the U.S. Offer and the Chilean Offer.
Mailing
This Offer to Purchase, the related Form of Acceptance and ADS Letter of Transmittal and other relevant materials will be mailed by Enel to the record holders of ADSs and the U.S. resident record holders of Shares whose names appear on the shareholder lists maintained by Enel Américas, the list of record holders of ADSs maintained by Citibank, N.A., as ADS depositary, and the security position listing of The Depository Trust Company (“DTC”), as the book-entry transfer facility for ADSs of Enel Américas, and will be furnished, for subsequent transmittal to the beneficial owners of ADSs and the U.S. resident beneficial owners of Shares, to brokers or other securities intermediaries and similar persons whose names, or the names of whose nominees, appear on the shareholder lists or, if applicable, who are listed as participants in the security position listing of the DTC. We will reimburse brokers and other securities intermediaries for customary handling and mailing expenses incurred by them in forwarding the U.S. Offer materials to their customers. We will also mail this Offer to Purchase, the Form of Acceptance, the related Letter of Transmittal and other relevant materials to any registered or beneficial holder of Shares and/or ADSs that requests a copy of the U.S. Offer materials.
2.
Acceptance for Payment.

Upon the terms and subject to the conditions of the U.S. Offer, Enel will accept for payment and pay for the Shares and ADSs validly tendered prior to the Expiration Date and not properly withdrawn, and promptly after the later of (1) the Expiration Date and (2) the satisfaction or waiver of the conditions set forth in “The U.S. Offer — Section 12. Conditions of the U.S. Offer” and in any case pursuant to applicable Chilean law or practice. In addition, subject to the applicable rules of the SEC, Enel reserves the right, in its sole discretion, to delay the acceptance for payment or the payment for the Shares and ADSs pending receipt of any regulatory approval.
For purposes of the U.S. Offer, Enel shall be deemed to have accepted for payment tendered Shares and ADSs when and if Enel gives oral or written notice to the U.S. Share Tender Agent and the ADS Tender Agent, as applicable, of its acceptance of the tenders of such Shares and ADSs. Payment for Shares and ADSs accepted for payment pursuant to the U.S. Offer will be made by deposit of the purchase price with the U.S. Share Tender Agent, which will act as agent for the tendering holders of Shares or the ADS Tender Agent, which will act as agent for the tendering holders of ADSs, as applicable, for the purpose of receiving payments from Enel and transmitting such payments to tendering holders of Shares and holders of ADSs, as the case may be. In all cases, payment for Shares accepted for payment pursuant to the U.S. Offer will be made only after timely receipt by the U.S. Share Tender Agent of (a) either (1) título(s) (certificates of title) or (2) a confirmation of book-entry transfer of such Shares to the DCV Custodial Account and (b) a properly completed and duly executed Form of Acceptance (or a copy thereof, provided the signature is original), a certificate from the share department of Enel Américas which is administered by DCV Registros evidencing the absence of any liens, pledges and encumbrances on such Shares and all other required documents. Payment for ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt by the ADS Tender Agent of ADRs evidencing such tendered ADSs or book-entry transfer of such tendered ADSs, together with a properly completed and duly executed ADS Letter of Transmittal or an Agent’s Message (as defined in “The U.S. Offer — Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs”) confirming transfer of such tendered ADSs into the ADS Tender Agent’s account at the Book-Entry Transfer Facility (as defined in “The U.S. Offer — Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs”). Payment may be made to tendering holders at different times if delivery of the Shares and ADSs and other required documents occurs at different times. For a description of the procedure for tendering ADSs pursuant to the U.S. Offer, see “The U.S. Offer — Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs.” Under no circumstances will interest be paid by Enel on the purchase price paid for Shares and ADSs pursuant to the U.S. Offer regardless of any delay in making such payments or extension of the Expiration Date.
If Enel increases the purchase price to be paid for Shares pursuant to the Chilean Offer, Enel will pay such increased consideration for all Shares and ADSs purchased pursuant to the U.S. Offer, whether or not such Shares and ADSs were tendered prior to such increase in consideration.
Enel reserves the right to transfer or assign, from time to time, in whole or in part, to one or more of its affiliates the right to purchase all or any portion of Shares and ADSs tendered pursuant to the U.S. Offer, but any such transfer or assignment will not relieve Enel of its obligations under the U.S. Offer or prejudice the rights of tendering holders of Shares and tendering holders of ADSs to receive payment for Shares and ADSs validly tendered and accepted for payment.
If any tendered Shares and/or ADSs are not purchased pursuant to the U.S. Offer for any reason pursuant to the terms and conditions of the U.S. Offer, or if certificates are submitted for more Shares and/or ADSs than are tendered, certificates for such unpurchased or untendered Shares and/or ADSs will be returned (or, in the case of Shares and ADSs tendered by book-entry transfer, such Shares and ADSs will be credited to the appropriate account), without expense to the tendering holder, promptly following the expiration or termination of the U.S. Offer.
3.
Procedures for Accepting the U.S. Offer — Holders of Shares.

Any U.S. holder who holds Shares and who desires to accept the U.S. Offer in respect of all or any portion of such holder’s Shares should (i) complete the Form of Acceptance in accordance with the instructions printed thereon. An accepting holder of Shares should submit a properly completed and duly executed Form of Acceptance (or copy thereof, provided the signature is original), together with the following documents to the U.S. Share Tender Agent at the address set forth on the back cover of this Offer to Purchase:
(a)   original título(s) (share certificates) evidencing ownership of Shares, if the título(s) of the Shares are held by you, or a certificate from the share department of Enel Américas which is administered by DCV Registros, evidencing that the título(s) are held at the share department of Enel Américas;
(b)   a certificate from the share department of Enel Américas which is administered by DCV Registros, issued no later than ten days prior to the deliver to the U.S. Share Tender Agent, evidencing that the share department of Enel Américas is not aware of any liens, pledges or encumbrances that affect the Shares;
(c)   duly signed traspaso(s) (deed of transfer) indicating the number of Shares to be tendered, with the date of such traspaso(s) in blank;
(d)   in the case the U.S. holder is an individual, a copy of the U.S. holder’s passport or other government-issued photo identification card;

(e)   in the case the U.S. holder is an entity, (1) a secretary’s certificate certifying the name, title and specimen signature of an officer authorized to execute the transfer documents and a copy of the entity’s organizational documents, and (2) a copy of the passport or other government-issued photo identification card of the authorized officer; and
(f)   any other documents requested by the U.S. Share Tender Agent to evidence the authority of the U.S. holder to tender and sell its Shares.
References in this section to a holder of Shares shall include references to the person or persons executing a Form of Acceptance and, in the event of more than one person executing a Form of Acceptance, the provisions of this section shall apply to them jointly and severally.
U.S. holders of Shares may tender their Shares into the Chilean Offer pursuant to the directions in Annex B to this Offer to Purchase. However, there are important aspects to consider if a U.S. holder tenders into the Chilean Offer rather than the U.S. Offer. See “Special Factors — Section 5. Risks of Tendering Shares in the Chilean Offer Instead of the U.S. Offer.”
Book-Entry Transfer
The DCV Custodial Account has been established with respect to the Shares at the DCV for purposes of the U.S. Offer. Shares held in book-entry form directly on the DCV system may be tendered by sending to the U.S. Share Tender Agent at its address set forth on the back cover of this Offer to Purchase a properly completed and duly executed Form of Acceptance, together with items (b) through (f) above, as applicable, and effecting book-entry delivery of the Shares to the DCV Custodial Account.
Certificates of Title and/or Other Document(s) of Title
If the título(s) have been issued but have been lost or destroyed, the Form of Acceptance should nevertheless be completed, signed and returned to the U.S. Share Tender Agent as soon as possible and the título(s) should be forwarded as soon as possible thereafter but in no event should the título(s) be received later than the Expiration Date. If the título(s) are lost or destroyed, the holder of Shares should follow the procedures set forth in Article 13 of the Chilean Corporate Regulations and request the share department of Enel Américas which is administered by DCV Registros, located at Av. Los Conquistadores 1730, 24th Floor, Providencia, Santiago, Chile, telephone (+562) 2393-9003 to issue substitute título(s). When completed, the new título(s) must be submitted to the U.S. Share Tender Agent, in accordance with the above-described procedure, in support of the Form of Acceptance.
The method of delivery of título(s) for Shares and all other required documents is at the option and risk of the tendering holder of Shares and the delivery will be deemed made only when actually received by the U.S. Share Tender Agent. In all cases, sufficient time should be allowed to ensure timely delivery. Registered mail with return receipt requested, properly insured, is recommended for Shares sent by mail.
Any holder of Shares whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such Shares.
Form of Acceptance
Each holder of Shares by whom or on whose behalf a Form of Acceptance is executed irrevocably undertakes, represents, warrants and agrees to and with Enel (so as to bind the holder and the holder’s personal representatives, heirs, successors and assigns) to the following effect:
(a)   that the execution of a Form of Acceptance shall constitute: (1) an acceptance of the U.S. Offer in respect of the number of Shares identified in the Form of Acceptance; and (2) an undertaking to execute all further documents and give all further assurances which may be required to enable Enel to obtain the full benefit of this section and/or perfect any of the authorities expressed to be given hereunder, on and subject to the terms set out or referred to in this document and the Form of

Acceptance and that, subject only to the rights set out in “— Section 5. Tender Withdrawal Rights,” each such acceptance shall be irrevocable;
(b)   that the Shares in respect to which the U.S. Offer is accepted or deemed to be accepted are fully paid and non-assessable, sold free from all liens, equities, charges and encumbrances and together with all rights now or hereafter attaching thereto, including voting rights and the right to all dividends, other distributions and interest payments hereafter declared, made or paid;
(c)   that the execution of the Form of Acceptance constitutes, subject to the accepting holder not having validly withdrawn his or her acceptance, the irrevocable appointment of the U.S. Share Tender Agent, its directors and agents as such holder’s attorney and/or agent (the “Attorney”) and an irrevocable instruction to the Attorney to complete and execute his or her signed traspaso(s) and all or any form(s) of transfer and/or other document(s) at the discretion of the Attorney in relation to the Shares referred to in paragraph (a) above in respect of which the accepting holder of Shares has not validly withdrawn acceptance in favor of Enel or such other person or persons as Enel may direct and to deliver such form(s) of transfer and/or other document(s) at the discretion of the Attorney together with the título(s) and/or other document(s) of title relating to such Shares and to do all such other acts and things as may in the opinion of the Attorney be necessary or expedient for the purpose of, or in connection with, the acceptance of the U.S. Offer and to vest in Enel or its nominee(s) the Shares as aforesaid;
(d)   that the execution of the Form of Acceptance constitutes, subject to the accepting holder of Shares not having validly withdrawn its acceptance, an irrevocable authority and request (1) to Enel Américas, its Gerente General (General Manager) or its agents to procure the registration of the transfer of the Shares pursuant to the U.S. Offer and the delivery of the new título(s) and/or other document(s) of title in respect thereof to Enel or as Enel may direct; and (2) to Enel or its agents to record and act upon any instructions with regard to notices and payments which have been recorded in the records of Enel Américas in respect of such holder’s holding(s) of Shares;
(e)   that the holder of Shares will deliver to the U.S. Share Tender Agent at the address shown on the back page of this Offer to Purchase such holder’s título(s) and/or document(s) of title in respect of the Shares referred to in paragraph (a);
(f)   that this section shall be incorporated in and form part of the Form of Acceptance, which shall be read and construed accordingly; and
(g)   that the holder agrees to ratify each and every act or thing which may be done or effected by Enel or any of its directors or agents or Enel Américas or its agents, as the case may be, in the proper exercise of any of its power and/or authorities thereunder.
Tendering Holders are Responsible for Required Deliveries
The method of delivery of certificate(s) for Shares and all other required documents is at the option and risk of the tendering U.S. holder of Shares and the delivery will be deemed made only when a properly completed and signed Form of Acceptance and either (i) título(s) evidencing the Shares or (ii) evidence of book-entry delivery of the Shares to the DCV Custodial Account are actually received by the U.S. Share Tender Agent. In all cases, you should allow sufficient time to ensure timely delivery. Registered mail with return receipt requested, properly insured, is recommended for Shares sent by mail.
Partial Tenders
If fewer than all of the Shares delivered to the U.S. Share Tender Agent are to be tendered, the holder thereof should so indicate in the Form of Acceptance by filling in the number of Shares which are to be tendered. In such case, a new título for the remainder of the Shares represented by the old título will be sent to the person(s) signing such Form of Acceptance (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered Shares are purchased. You will be deemed to tender all your Shares delivered to the DCV Custodial Account unless otherwise indicated in your Form of Acceptance.

All Shares delivered to the U.S. Share Tender Agent or DCV Custodial Account will be deemed to have been tendered unless otherwise indicated.
No Guaranteed Delivery
There is no guaranteed delivery procedure for the tendering of Shares into the U.S. Offer.
Acceptance of U.S. Offer Through a Power of Attorney
If a U.S. holder of Shares wishes to accept the U.S. Offer but is away from home or if the Form of Acceptance is being signed under a power of attorney, the U.S. holder’s appointed attorney should send the Form of Acceptance by the quickest means to the U.S. holder for execution or, if the U.S. holder has executed a power of attorney, have the Form of Acceptance signed by the appointed attorney. The completed Form of Acceptance together with the required documents should be delivered to the U.S. Share Tender Agent at the address set forth on the back cover of this Offer to Purchase and accompanied by the power of attorney (or a duly certified copy thereof). Any power of attorney must have been granted before a notary public in Chile or before a competent Chilean General Consul. The power of attorney (or a duly certified copy thereof) will be submitted for registration by the U.S. Share Tender Agent and returned as directed. No other signatures are acceptable.
Acceptance of U.S. Offer and Representations by Holder
The tender of Shares pursuant to any one of the procedures described above will constitute the tendering holder’s acceptance of the U.S. Offer, as well as the tendering holder’s representation and warranty that (a) such holder owns the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) the tender of such Shares complies with Rule 14e-4, (c) such holder is a U.S. holder, and (d) such holder has the full power and authority to tender and assign the Shares tendered, as specified in the Form of Acceptance.
Enel’s acceptance for payment of Shares tendered pursuant to the U.S. Offer will constitute a binding agreement between the tendering holder and Enel containing the terms of the U.S. Offer.
Matters Concerning Validity, Eligibility and Acceptance
All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Enel, in its sole discretion, which determination shall be final and binding. Enel reserves the absolute right to reject any or all tenders of Shares determined by it not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Enel’s counsel, be unlawful. Enel also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of Enel or the U.S. Share Tender Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification.
Appointment as Attorney-in-Fact and Proxy
By executing the Form of Acceptance as set forth above, the tendering holder of Shares irrevocably appoints each designee of Enel set forth therein as attorney-in-fact and proxy of such holder, with full power of substitution, to vote the Shares as in such manner as each such attorney-in-fact and proxy (or any substitute thereof) will deem proper in its sole discretion, and to otherwise act (including pursuant to written consent) to the full extent of such holder’s rights with respect to the Shares tendered by such holder and accepted for payment by Enel prior to the time of such vote or action. All such proxies and powers of attorney will be considered coupled with an interest in the tendered Shares and will be irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such Shares in accordance with the terms of the U.S. Offer. Such acceptance for payment by Enel will revoke, without further action, any other proxy or power of attorney granted by such holder at any time with respect to such Shares and no subsequent proxies or powers of attorney may be given or written consent executed (or, if given or executed, will not be deemed effective) with respect thereto by such holder. By executing the Form of Acceptance as set forth above, the tendering holder of Shares further agrees that effective from and after the date Shares are tendered thereby: (a) Enel shall be entitled to direct the exercise of any votes attaching to any Shares in respect of which the U.S. Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to such Shares, including any right to call a meeting of the Shareholders; and (b) the execution of the Form of Acceptance and its delivery to the U.S. Share Tender Agent will constitute (1) an authority from the tendering holder of Shares to send any notice, circular, document or other communications which may be required to be sent to such holder to Enel at its registered office, (2) an authority to Enel to sign any consent to execute a form of proxy in respect of the Shares in respect of which the U.S. Offer has been accepted or is deemed to have been accepted appointing any person nominated by Enel to attend general meetings of shareholders of Enel Américas and to exercise the votes attaching to such Shares on behalf of the tendering holder of Shares and (3) the agreement of the tendering holder of Shares not to exercise any of such rights without the consent of Enel and the irrevocable undertaking of the tendering holder of Shares not to appoint a proxy for or to attend general meetings of shareholders of Enel Américas.
Backup U.S. Federal Income Tax Withholding.
Under U.S. federal income tax law, the U.S. Share Tender Agent may be required to withhold and pay over to the U.S. Internal Revenue Service a portion of the amount of any payments made pursuant to the U.S. Offer. To avoid backup withholding, unless an exemption applies, a holder of Shares that is a U.S. Holder (as such term is defined in “The U.S. Offer — Section 6. Tax Consequences — Certain Material U.S. Federal Income Tax Consequences” in this Offer to Purchase) must provide the U.S. Share Tender Agent with the holder’s correct taxpayer identification number (“TIN”) and certify under penalties of perjury that the TIN is correct and that the holder is not subject to backup withholding by completing the Form W-9 in the Form of Acceptance. If a U.S. Holder does not provide its correct TIN or fails to provide the certifications described above, the U.S. Internal Revenue Service may impose a penalty on the holder, and any payment made to the holder pursuant to the U.S. Offer may be subject to backup withholding. All U.S. Holders surrendering Shares pursuant to the U.S. Offer should complete and sign the Form W-9 included in the Form of Acceptance to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the U.S. Share Tender Agent).
Certain holders (including, among others, all corporations) may not be subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a U.S. Holder may be refunded or credited against the U.S. Holder’s federal income tax liability, if any, provided that the required information is properly furnished to the U.S. Internal Revenue Service.
Enel’s acceptance for payment of the Shares tendered pursuant to the U.S. Offer will constitute a binding agreement between each tendering holder of Shares and Enel upon the terms and subject to the conditions of the U.S. Offer. If you are in any doubt about the procedure for tendering your Shares into the U.S. Offer, please telephone the Information Agent at its telephone number set forth on the back cover of this Offer to Purchase.
U.S. Holders who hold Shares may, at their option, tender their Shares into the Chilean Offer instead of the U.S. Offer. Any U.S. Holder of Shares who desires to accept the Chilean Offer should follow the procedures for tendering Shares into the Chilean Offer described in Annex B hereto.
Under no circumstances will we pay interest on the Tender Offer Price, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Shares and ADSs in the U.S. Offer. See “— Section 12. Conditions of the U.S. Offer”.
We urge U.S. Holders who hold Shares through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Shares through their nominee and not directly to the U.S. Share Tender Agent.

4.
Procedures for Accepting the U.S. Offer — Holders of ADSs.

To tender ADSs pursuant to the U.S. Offer:
(a)   (1) a properly completed and duly executed ADS Letter of Transmittal (or copy thereof, provided the signature is original) and all other documents required by the ADS Letter of Transmittal must be received by the ADS Tender Agent at one of its addresses set forth on the back cover of this Offer to Purchase and (2) ADRs for the ADSs to be tendered must be received by the ADS Tender Agent at one of such addresses by the Expiration Date; or
(b)   a holder’s ADSs must be delivered pursuant to the procedures for book-entry transfer described below (and a properly completed and duly executed ADS Letter of Transmittal (or copy thereof, provided the signature is original), unless an Agent’s Message (as defined below) confirming such delivery is received by the ADS Tender Agent) by the Expiration Date.
The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility (as defined below) to and received by the ADS Tender Agent and forming a part of a book-entry confirmation which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant tendering the ADSs which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that Enel may enforce such agreement against such participant.
Book-Entry Delivery
The ADS Tender Agent will establish an account with respect to the ADSs at The Depository Trust Company (the “Book-Entry Transfer Facility”) for purposes of the U.S. Offer within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make book-entry delivery of ADSs by causing the Book-Entry Transfer Facility to transfer such ADSs into the ADS Tender Agent’s account in accordance with the procedures of the Book-Entry Transfer Facility. However, although delivery of ADSs may be effected through book-entry transfer, a properly completed and duly executed ADS Letter of Transmittal or an Agent’s Message and any other required documents must, in any case, be received by the ADS Tender Agent at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date. Delivery of the ADS Letter of Transmittal and any other required documents or instructions to the Book-Entry Transfer Facility does not constitute delivery to the ADS Tender Agent.
If tender is made by Book-Entry Transfer Facility, the ADS Letter of Transmittal must be delivered by means of Agent’s Message.
Partial Tenders
If fewer than all of the ADSs evidenced by ADRs delivered to the ADS Tender Agent are to be tendered, the holder thereof should so indicate in the ADS Letter of Transmittal by filling in the number of ADSs which are to be tendered in the box entitled “Number of ADSs Tendered” in the ADS Letter of Transmittal. In such case, a new ADR for the untendered ADSs represented by the old ADR will be sent to the person(s) signing such ADS Letter of Transmittal (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered ADSs are accepted for payment.
All ADSs delivered to the ADS Tender Agent will be deemed to have been tendered unless otherwise indicated. See the Instructions to the ADS Letter of Transmittal.
Signature Guarantees
Except as otherwise provided in the next sentence, all signatures on an ADS Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an “Eligible Institution”). Signatures on an ADS Letter of Transmittal need not be guaranteed (a) if the ADS Letter of

Transmittal is signed by the registered holder(s) of the ADSs tendered therewith and such holder(s) have not completed the box entitled “Special Issuance Instructions” on the ADS Letter of Transmittal or (b) if such ADSs are tendered for the account of an Eligible Institution. See the Instructions to the ADS Letter of Transmittal.
No Guaranteed Delivery
There is no guaranteed delivery procedure for the tendering of ADSs into the U.S. Offer.
Other Requirements
Notwithstanding any other provisions hereof, payment for ADSs accepted for payment pursuant to the U.S. Offer will, in all cases, be made only after receipt by the ADS Tender Agent of ADRs evidencing such ADSs or book-entry transfer of such ADSs, a properly completed and duly executed ADS Letter of Transmittal (or a copy thereof, provided the signature is original) or an Agent’s Message, together with any required signature guarantees and any other documents required by the ADS Letter of Transmittal. Accordingly, payment will depend upon when ADRs evidencing such ADSs are received by the ADS Tender Agent or book-entry confirmations with respect to such ADSs are received into the ADS Tender Agent’s account at the Book-Entry Transfer Facility. Under no circumstances will interest be paid on the Tender Offer Price to be paid by Enel, regardless of any extension of the U.S. Offer or any delay in making such payment.
The method of delivery of ADSs and all other required documents, including through the Book-Entry Transfer Facility, is at the option and risk of the tendering holders of ADSs and the delivery will be deemed made only when actually received by the ADS Tender Agent (including, in the case of book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure a timely delivery. Registered mail with return receipt requested, properly insured, is recommended for ADSs sent by mail.
Acceptance of U.S. Offer and Representations by Holder
The tender of ADSs pursuant to any one of the procedures described above will constitute the tendering holder’s acceptance of the U.S. Offer, as well as the tendering holder’s representation and warranty that (a) such holder owns the ADSs being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) the tender of such ADSs complies with Rule 14e-4, and (c) such holder has the full power and authority to tender and assign the ADSs tendered, as specified in the ADS Letter of Transmittal. Enel’s acceptance for payment of ADSs tendered pursuant to the U.S. Offer will constitute a binding agreement between the tendering holder of ADSs and Enel containing the terms of the U.S. Offer.
Matters Concerning Validity, Eligibility and Acceptance
All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs will be determined by Enel, in its sole discretion, which determination shall be final and binding on all parties. Enel reserves the absolute right to reject any or all tenders of ADSs determined by it not to be in proper form or if the acceptance for payment of, or payment for, such ADSs may, in the opinion of Enel’s counsel, be unlawful. Enel also reserves the absolute right to waive any defect or irregularity in any tender of ADSs, whether or not similar defects or irregularities are waived in the case of other holders. No tender of ADSs will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of Enel, the ADS Tender Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification. Enel’s interpretation of the terms and conditions of the U.S. Offer (including the ADS Letter of Transmittal and the instructions thereto) will be final and binding on all parties.
Appointment as Attorney-in-Fact and Proxy
By executing the ADS Letter of Transmittal (or delivering an Agent’s Message) as set forth above, the tendering holder of ADSs irrevocably appoints each designee of Enel set forth therein as attorney-in-fact and proxy of such holder, with full power of substitution, to vote the ADSs as in such manner as each such attorney-in-fact and proxy (or any substitute thereof) will deem proper in its sole discretion, and to otherwise act (including pursuant to written consent) to the full extent of such holder’s rights with respect to the ADSs tendered by such holder and accepted for payment by Enel prior to the time of such vote or action. All such proxies and powers of attorney will be considered coupled with an interest in the tendered ADSs and will be irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such ADSs in accordance with the terms of the U.S. Offer. Such acceptance for payment by Enel will revoke, without further action, any other proxy or power of attorney granted by such holder at any time with respect to such ADSs and no subsequent proxies or powers of attorney may be given or written consent executed (or, if given or executed, will not be deemed effective) with respect thereto by such holder. By executing the ADS Letter of Transmittal as set forth above, the tendering holder of ADSs further agrees that effective from and after the date ADSs are tendered thereby that: (a) Enel shall be entitled to direct the exercise of any votes attaching to any Shares represented by ADSs in respect of which the U.S. Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to such Shares represented by ADSs, including any right to call a meeting of the Shareholders; and (b) the execution of the ADS Letter of Transmittal and its delivery to the ADS Tender Agent will constitute (1) an authority from the tendering holder of ADSs to send any notice, circular, document or other communications which may be required to be sent to such holder to Enel at its registered office, (2) an authority to Enel to sign any consent to execute a form of proxy in respect of the Shares represented by the ADSs in respect of which the U.S. Offer has been accepted or is deemed to have been accepted appointing any person nominated by Enel to attend general meetings of shareholders of Enel Américas and to exercise the votes attaching to such Shares on behalf of the tendering holder of ADSs, and (3) the agreement of the tendering holder of ADSs not to exercise any of such rights without the consent of Enel and the irrevocable undertaking of the tendering holder of ADSs not to appoint a proxy for or to attend general meetings of shareholders of Enel Américas.
In addition, by executing the ADS Letter of Transmittal (or delivering an Agent’s Message) as set forth above, the tendering holder of ADSs irrevocably appoints each of Enel and the ADS Tender Agent as attorney-in-fact of such holder, with full power of substitution, to register the transfer of the tendered ADSs, to surrender the tendered ADSs for withdrawal of the Shares represented by the ADSs upon payment by Enel of the requisite ADS cancellation fees and expenses and to instruct the ADS Depositary as to delivery of those Shares.
Backup U.S. Federal Income Tax Withholding
Under U.S. federal income tax law, the ADS Tender Agent may be required to withhold and pay over to the U.S. Internal Revenue Service a portion of the amount of any payments made pursuant to the Offer. To avoid backup withholding, unless an exemption applies, a holder of Shares that is a U.S. Holder (as such term is defined in “The U.S. Offer — Section 6. Tax Consequences — Certain Material U.S. Federal Income Tax Consequences” in this Offer to Purchase) must provide the ADS Tender Agent with the holder’s TIN and certify under penalties of perjury that the TIN is correct and that the holder is not subject to backup withholding by completing the Form W-9 in the ADS Letter of Transmittal. If a U.S. Holder does not provide its correct TIN or fails to provide the certifications described above, the U.S. Internal Revenue Service may impose a penalty on the holder, and any payment made to the holder pursuant to the U.S. Offer may be subject to backup withholding. All U.S. Holders surrendering ADSs pursuant to the U.S. Offer should complete and sign the Form W-9 included in the ADS Letter of Transmittal to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the ADS Tender Agent).
Certain holders (including, among others, all corporations and certain foreign individuals and foreign entities) may not be subject to backup withholding. Non-U.S. Holders (as such term is defined in “The U.S. Offer — Section 6. Tax Consequences — Certain Material U.S. Federal Income Tax Consequences” in this Offer to Purchase) should complete and sign the appropriate Form W-8 (a copy of which may be obtained from the ADS Tender Agent) in order to avoid backup withholding. These holders should consult a tax advisor to determine which Form W-8 is appropriate. See the ADS Letter of Transmittal, for more information.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a U.S. Holder may be refunded or credited against the U.S. Holder’s federal income tax liability, if any, provided that the required information is properly furnished to the U.S. Internal Revenue Service.
Enel’s acceptance for payment of the ADSs tendered pursuant to the U.S. Offer will constitute a binding agreement between each tendering holder of ADSs and Enel upon the terms and subject to the conditions of the U.S. Offer. If you are in any doubt about the procedure for tendering ADSs, please telephone the Information Agent at its telephone number set forth on the back cover of this Offer to Purchase.
Under no circumstances will we pay interest on the Tender Offer Price, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Share and ADSs in the U.S. Offer. See “— Section 12. Conditions of the U.S. Offer”.
We urge holders who hold ADSs through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender ADSs through their nominee and not directly to the ADS Tender Agent.
5.
Tender Withdrawal Rights

You may withdraw Shares or ADSs that you have previously tendered pursuant to the U.S. Offer at any time prior to the Expiration Date and, if we have not agreed by           , 2021 (60 calendar days after the commencement of the U.S. Offer) to accept your ADSs or Shares for payment, you can withdraw them at any time after such date until we accept your tendered ADSs or Shares for payment. Except as this “— Section 5. Tender Withdrawal Rights” otherwise provides, tenders of Shares or ADSs are irrevocable.
For a tender withdrawal to be effective, a written or facsimile transmission notice of tender withdrawal must be timely received by the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, at one of their respective addresses set forth on the back cover of this Offer to Purchase. Any such notice of tender withdrawal must specify the name of the person who tendered the Shares or ADSs to be withdrawn and the number of Shares or ADSs to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Shares or ADS. If the Shares or ADSs to be withdrawn have been delivered to the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, a signed notice of tender withdrawal (with such signature guaranteed by an Eligible Institution in the case of ADSs except for ADSs tendered by an Eligible Institution) must be submitted prior to the release of such Shares or ADSs. Such notice must also specify, in the case of Shares or ADSs tendered by delivery of certificates, the serial numbers shown on the particular títulos (certificates of title) or ADRs evidencing the Shares or ADSs to be withdrawn or, in the case of Shares or ADSs tendered by book-entry transfer, the name and number of the account to be credited with the withdrawn Shares or ADSs. In addition, Shares tendered by book-entry transfer may be withdrawn only by means of the tender withdrawal procedures made available by the DCV and must comply with the DCV’s procedures. ADSs tendered by the book-entry transfer may be withdrawn only by means of the tender withdrawal procedures made available by the Book-Entry Transfer Facility and must comply with the Book-Entry Transfer Facility’s procedures. Tender withdrawals may not be rescinded, and Shares and ADSs withdrawn will thereafter be deemed not validly tendered for purposes of the U.S. Offer. However, withdrawn Shares and ADSs may be re-tendered by again following one of the procedures described in “— Section 3. Procedures for Accepting the U.S. Offer — Holders of Shares” and “— Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs,” as applicable, at any time prior to the Expiration Date.
All questions as to the form and validity, including the time of receipt, of notices of tender withdrawal, will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to waive any defect or irregularity in the withdrawal of tendered Shares or ADSs by any Share or ADS holder, whether we waive similar defects or irregularities in the case of other Share or ADS holders. None of Enel, the Information Agent, the U.S. Share Tender Agent, the ADS Tender Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of tender withdrawal, nor will any of them incur liability for failure to give any notice.

6.
Tax Consequences

The following describes the material U.S. federal income tax and Chilean tax consequences of the sale of Shares and/or ADSs pursuant to the U.S. Offer.
Certain Material U.S. Federal Income Tax Consequences
The following describes the material U.S. federal income tax consequences to U.S. Holders, as defined below, of the tender of their Shares, or to U.S. Holders and Non-U.S. Holders, as defined below, of the tender of their ADSs, pursuant to the U.S. Offer. This discussion is based on the tax laws of the United States currently in effect, including the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations, administrative pronouncements and judicial decisions, all of which are subject to change, possibly with retroactive effect. This discussion does not address U.S. state, local or non-U.S. tax consequences. The discussion applies only to U.S. Holders of Shares or U.S. Holders and Non-U.S. Holders of ADSs, that, in each case, hold the Shares or ADSs as capital assets for U.S. federal income tax purposes and it does not address special classes of holders, such as certain financial institutions, insurance companies, dealers and traders in securities or foreign currencies, persons holding Shares or ADSs as part of a hedge, straddle or conversion transaction, persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons liable for alternative minimum tax, tax-exempt organizations, persons holding Shares or ADSs that own or are deemed to own five percent or more of any class of Enel Américas stock or persons holding Shares (or ADSs) in connection with a trade or business conducted outside of the United States. These special classes of holders are urged to consult their U.S. tax advisors as to any special U.S. provisions that may be applicable to them.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Shares or ADSs that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that (A) is subject to the primary supervision of a United States court and the control of one or more United States persons or (B) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Holder” is a holder that is not a U.S. Holder, including, but not limited to, residents of Chile or persons carrying on a trade, profession or vocation in Chile through a branch, agency or permanent establishment.
If a partnership holds the Shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding Shares or ADSs and partners in such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences to them of the U.S. Offer.
General
In general, a U.S. Holder that receives cash for the Shares or ADSs pursuant to the U.S. Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized in exchange for such Shares or ADSs (generally the U.S. dollar value of the cash received or deemed received by such U.S. Holder) and such U.S. Holder’s adjusted tax basis in such Shares or ADSs. Subject to the discussion below regarding PFICs, any gain or loss recognized will be capital gain or loss and will be long-term capital gain or loss (subject to preferential tax rates for certain non-corporate taxpayers) if the U.S. Holder has held the Shares or ADSs for more than one year.
In certain circumstances, Chilean taxes may be imposed upon the sale or other disposition of Shares. See “The U.S. Offer — Section 6. Tax Consequences — Chilean Tax Consequences for U.S. Holders” in this Offer to Purchase. If a Chilean withholding tax is so withheld on such disposition of all or some such Shares, a U.S. Holder’s amount realized will include the gross proceeds of the disposition before deduction of the Chilean tax. As discussed in more detail below, subject to generally applicable limitations and substantiation requirements, a U.S. Holder may claim a credit against its U.S. federal income tax liability for the eligible Chilean taxes withheld pursuant to a sale or other disposition of Shares pursuant to the U.S. Offer.
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of ADSs unless: (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain treaties, is attributable to a U.S. permanent establishment); or (ii) such Non-U.S. Holder is an individual, present in the United States for 183 days or more in the taxable year of disposition and meets certain other conditions.
Foreign Tax Credits
Subject to applicable limitations that may vary depending upon a U.S. Holder’s circumstances, you may claim a credit against your U.S. tax liability for Chilean income taxes (or taxes imposed in lieu of an income tax) imposed in connection with the U.S. Offer. The Chilean capital gains tax is likely to be treated as an income tax (or a tax paid in lieu of an income tax) and thus eligible for the foreign tax credit. If a Chilean tax is imposed on the sale or disposition of Shares pursuant to the U.S. Offer, and a U.S. Holder does not receive significant foreign source income from other sources, such U.S. Holder may not be able to credit such Chilean tax against its U.S. federal income tax liability. If a Chilean tax is not treated as an income tax (or a tax paid in lieu of an income tax) for U.S. federal income tax purposes, a U.S. Holder would be unable to claim a foreign tax credit for any such Chilean tax withheld; however, a U.S. Holder may be able to deduct such tax in computing its U.S. federal income tax liability, subject to applicable limitations. In addition, instead of claiming a credit, a U.S. Holder may, at the U.S. Holder’s election, deduct such Chilean taxes in computing the U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all taxes paid or accrued in the taxable year to foreign countries and possessions of the United States.
The calculation of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign income taxes, the availability of deductions, involves the application of complex rules that depend on your particular circumstances. U.S. Holders are urged to consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.
PFIC
It is expected that Enel Américas will not be a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for Enel Américas’ 2021 taxable year or for the foreseeable future. However, because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, and because it is unclear whether certain types of Enel Américas’ income constitute passive income for PFIC purposes, there can be no assurance that Enel Américas will not be considered a PFIC for any taxable year. If Enel Américas was a PFIC for any taxable year during which a U.S. Holder held Shares or ADSs (including for the 2021 taxable year), certain adverse consequences could apply to the U.S. Holder upon the tender of the Shares or ADSs, such as any gains realized on such tender would be treated as ordinary income, rather than capital gain, and additional filing requirements. U.S. Holders should consult their own tax advisors regarding the consequences to them if Enel Américas were a PFIC, as well as the availability and advisability of making any election that might mitigate the adverse consequences of PFIC status.
U.S. Federal Income Tax Withholding
As noted in “The U.S. Offer — Section 3. Procedures for Accepting the U.S. Offer — Holders of Shares” and “The U.S. Offer — Section 4. Procedures for Accepting the U.S. Offer — Holders of ADSs” in this Offer to Purchase, a holder of Shares and/or ADSs (other than an “exempt recipient,” including a corporation, a Non-U.S. Holder that provides appropriate certification (if the payor does not have actual knowledge that such certificate is false) and certain other persons) that receives cash in exchange for Shares and/or ADSs may be subject to United States federal backup withholding tax (currently at a rate equal to 24%, unless such holder provides its taxpayer identification number and certifies that such holder is not subject to backup withholding tax by submitting a completed Form W-9 to the U.S. Share Tender Agent or the ADS Tender Agent, as applicable. Accordingly, each U.S. Holder should complete, sign and submit the Form W-9 included as part of the Form of Acceptance and ADS Letter of Transmittal in order to avoid the imposition of such backup withholding tax. Non-U.S. Holders should complete and sign the appropriate Form W-8 (a copy of which may be obtained from the U.S. Share Tender Agent or the ADS Tender Agent, as applicable) and submit such form to the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, in order to avoid backup withholding.
Chilean Tax Consequences for U.S. Holders
Any gain or loss recognized by an individual who is not domiciled or resident in Chile or any legal entity that is not organized under the laws of the Republic of Chile and does not have a permanent establishment in Chile (a “Non-Chilean Holder”) upon the sale of the ADSs pursuant to the U.S. Offer will not be subject to Chilean taxation.
Gains recognized by a Non-Chilean Holder upon the sale of Shares will not be subject to Chilean taxes provided that all the following mandatory requirements are met: (a) such Shares shall have a “high presence” in the Chilean Stock Exchanges, (b) the sale of Shares must be made (1) on any of the Chilean Stock Exchanges authorized by the CMF, (2) pursuant to a tender offer for Shares conducted under Title XXV of Law No. 18,045, the Chilean Securities Markets law (which the Chilean Offer would be) or (3) as a consequence of a contribution to a fund as regulated in Section 109 of Chilean Income Tax Law, and (c) such Shares must have been originally acquired (1) on any of the Chilean Stock Exchanges authorized by the CMF, (2) pursuant to a tender offer for Shares conducted under Title XXV of Law No. 18,045, the Chilean Securities Markets law, (3) in an initial public offering of Shares during the formation of Enel Américas or a subsequent capital increase of Enel Américas, (4) upon conversion of convertible bonds, or (5) due to the redemption of a fund’s quote as regulated in Section 109 of Chilean Income Tax Law and (d) Enel Américas Shares must have been acquired after April 19, 2001.
The tax treatment mentioned in the preceding paragraph may also be applicable to the Shares derived from the conversion of ADSs, provided the conditions set forth in the Chilean Income Tax Law and in Law 18,045, the Chilean Securities Markets law, are met (as described in the preceding paragraph).
Shares are considered to have a “high presence” in the Chilean Stock Exchanges when (i) they have been traded for a certain number of days at or beyond a volume threshold specified under Chilean law and regulations or (ii) if the issuer has retained a market maker in accordance with Chilean law and regulations and the sale takes place within one year of the first public offering of the issuer. As of the date of this Offer to Purchase, the Shares are considered to have a high presence in the Chilean Stock Exchanges and no market maker has been retained by Enel Américas. Should the Shares cease to have a “high presence” in the Chilean Stock Exchanges, transfer of Shares may be subject to capital gains taxes from which holders of “high presence” securities are exempted, and which will apply at varying levels depending on the time of the transfer in relation to the date of loss of sufficient trading volume to qualify as a “high presence” security. If Shares regain “high presence,” the tax exemptions will again be available to holders thereof. It is not currently contemplated that Enel Américas will retain a market maker after consummation of the Offers.
If the shares do not qualify for the above exemption, capital gains obtained by any Non-Chilean Holder on their sale will be subject to a 35% Chilean withholding tax.
No Chilean stamp, issue, registration or similar taxes or duties will apply to the sale of Shares or ADSs pursuant to the U.S. Offer.
Because individual circumstances may differ, you should consult your own tax advisor regarding the applicability of the rules discussed above to you and the particular tax effects to you of the U.S. Offer.
7.
Price Range of Shares and ADSs; Dividends

Price Range of Shares
The Shares are listed and traded on the Chilean Stock Exchanges under the symbol “ENELAM.” The Chilean Stock Exchanges are the principal trading market for shares not represented by ADSs. The following table sets forth, for the periods indicated, the quarterly high and low closing prices of the common stock in Chilean pesos as reported by the Chilean Stock Exchanges. The following information reflects nominal Chilean peso amounts as of the trade dates and has not been restated in constant Chilean pesos.
	High	Low
First Quarter 2019 (from January 1, 2019 to March 31, 2019)	Ch$138.80	Ch$110.10
Second Quarter 2019 (from April 1, 2019 to June 30, 2019)	Ch$121.99	Ch$107.00
Third Quarter 2019 (from July 1, 2019 through September 30, 2019)	Ch$133.90	Ch$112.60
Fourth Quarter 2019 (from October 1, 2019 through December 31, 2019)	Ch$171.99	Ch$133.00
First Quarter 2020 (from January 1, 2020 to March 31, 2020)	Ch$173.00	Ch$ 90.03
Second Quarter 2020 (from April 1, 2020 to June 30, 2020)	Ch$139.50	Ch$ 97.00
Third Quarter 2020 (from July 1, 2020 through September 30, 2020)	Ch$133.00	Ch$ 99.00
Fourth Quarter 2020 (from October 1, 2020 through December 31, 2020)	Ch$126.00	Ch$100.00
First Quarter 2021 (through March 5, 2021)	Ch$119.89	Ch$106.26
On March 5, 2021, the closing price of the Shares reported on the Chilean Stock Exchanges was Ch$113.75 per share (or US$0.16). You should obtain current market quotations for the Shares before deciding whether to tender your Shares.
Price Range of ADSs
The Enel Américas’ ADSs are listed and traded on the NYSE under the symbol “ENIA.” The NYSE is the principal trading market for ADSs. Each ADS represents 50 Shares. As of the close of business on March 5, 2021, there were 51,207,541 ADSs outstanding. The following table sets forth, for the periods indicated, the quarterly high and low closing prices of the ADSs in U.S. dollars as reported by the NYSE.
	High	Low
First Quarter 2019 (from January 1, 2019 to March 31, 2019)	US$10.52	US$8.45
Second Quarter 2019 (from April 1, 2019 to June 30, 2019)	US$ 9.11	US$7.59
Third Quarter 2019 (from July 1, 2019 through September 30, 2019)	US$ 9.26	US$7.78
Fourth Quarter 2019 (from October 1, 2019 through December 31, 2019)	US$11.11	US$9.09
First Quarter 2020 (from January 1, 2020 to March 31, 2020)	US$11.15	US$5.44
Second Quarter 2020 (from April 1, 2020 to June 30, 2020)	US$ 8.81	US$5.75
Third Quarter 2020 (from July 1, 2020 through September 30, 2020)	US$ 8.23	US$6.22
Fourth Quarter 2020 (from October 1, 2020 through December 31, 2020)	US$ 8.30	US$6.30
First Quarter 2021 (through March 5, 2021)	US$ 8.41	US$7.49
On March 5, 2021, the closing price of ADSs reported on the NYSE was US$7.75 per ADS (which when divided by fifty (50), the number of common shares represented per ADS, is approximately US$0.16 per share). You should obtain current market quotations for ADSs before deciding whether to tender your ADSs.
Dividends
As required by the Chilean Corporations Act, unless otherwise decided by unanimous vote of the holders of all of the issued and outstanding Shares, Enel Américas must distribute a cash dividend in an amount equal to at least 30% of its consolidated net profits for that year determined in accordance with Chilean generally accepted accounting principles unless and except to the extent it has incurred losses.
Enel Américas paid interim dividends of approximately Ch$0.686 per share on January 29, 2021 to holders of record of Shares on January 23, 2021 and interim dividends of approximately US$0.048 per ADS (each ADS representing 50 common shares) on January 29, 2021 to holders of record of ADSs on January 23, 2021 in respect of fiscal year 2020.

8.
Effect of Not Tendering Shares or ADSs

The Offers are not conditioned on a minimum number of Shares or ADSs having been tendered. Accordingly, your decision to not tender your Shares or ADSs will have no effect on whether or not the Offers are completed. If you do not tender your Shares or ADSs, you will continue to own your Shares or ADSs, as applicable, and will retain your rights thereunder. You will also continue to bear the risks associated with owning Shares or ADSs, including the risk that you may not be able to sell your Shares or ADSs in the future as a result of there being a smaller established trading market for the Shares or ADSs, and other risks resulting from our purchase of Shares and ADSs in the Offers.
9.
Certain Information Concerning Enel Américas S.A.

Description of the Business of Enel Américas
Enel Américas is a publicly held stock corporation (sociedad anónima abierta) organized on June 19, 1981, under the laws of the Republic of Chile. During 2016, Enel Américas completed a corporate reorganization to separate its Chilean businesses from its non-Chilean businesses. As part of this process, the former Enersis S.A. changed its name to Enersis Américas S.A. on March 1, 2016, and subsequently to Enel Américas S.A. on December 1, 2016. Enel Américas, an electricity utility company, currently owns and operates the electricity generation, transmission and distribution businesses in Argentina, Brazil, Colombia, and Peru formerly owned by Enersis S.A. and Empresa Nacional de Electricidad S.A. Enel Américas is a subsidiary of Enel, which currently owns 65% of Enel Américas. As of December 31, 2020, Enel Américas had 11,269 MW of net installed generation capacity and 25.6 million distribution customers. Enel Américas’ net installed generation capacity comprises 112 generation units in the four countries in which it operates, of which 55% consists of hydroelectric power plants.
Enel Américas’ principal executive offices are located at Santa Rosa 76, Santiago, Chile and its telephone number is +56 2 2353-4400.
The name, business address and telephone number and affiliation with Enel Américas of each director of Enel Américas is set forth on Annex A to this Offer to Purchase.
Patricio Gómez S., a director of Enel Américas, acquired 60,000 ADSs of Enel Américas on March 11, 2020, 40,000 ADSs of Enel Américas on March 16, 2020 and 50,000 ADSs of Enel Américas on March 20, 2020 and continues to own such ADSs as of the date hereof. In addition, Hernán Somerville S., a director of Enel Américas, is the controlling shareholder of Inversiones Santa Verónica Limitada, a Chilean entity that currently holds 6,689,400 Shares. Other than the ADSs held by Mr. Gómez and the indirect interest held in the Shares by Mr. Somerville, or except as set forth elsewhere in this Offer to Purchase, to the best knowledge of Enel Américas, no person listed in Annex A to this Offer to Purchase or any associate or majority-owned subsidiary of Enel Américas or any of the persons so listed beneficially owns or has a right to acquire any Shares or ADSs of Enel Américas.
Except as set forth elsewhere in this Offer to Purchase, to the best knowledge of Enel Américas, none of Enel Américas or any of the persons listed in Annex A to this Offer to Purchase or any associate or majority-owned subsidiary of Enel Américas has effected any transaction in Shares or ADSs of Enel Américas during the past sixty (60) days.
Available Information
Enel Américas is subject to the informational requirements of the Exchange Act applicable to foreign private issuers with securities registered under Section 12 of the Exchange Act and in accordance therewith is required to file reports and other information with the SEC relating to its business, financial condition and other matters. Additional information about Enel Américas is set forth in Enel Américas’ Annual Report on Form 20-F for the year ended December 31, 2019 and other reports filed with the SEC, which may be obtained from the SEC’s website (www.sec.gov).
10.
Certain Information Concerning Enel S.p.A.

Description of the Business of Enel S.p.A.
Enel is an Italian utility company with multinational operations whose principal business is the production, distribution and sale of electricity, focusing primarily on Europe and Latin America. Enel operates in 32 countries across five continents, produces energy through a managed installed capacity of 87 GW, which includes more than 47 GW of renewable sources, making Enel the world’s largest private renewables operator. Enel is the largest network operator, distributing electricity to more than 74 million end users. With almost 70 million customers worldwide, Enel has the most extensive customer base among European competitors. Enel is listed on the Mercato Telematico Azionario organized and managed by Borsa Italiana S.p.A.
Enel’s principal executive offices are located at Viale Regina Margherita 137, 00198 Rome, Italy and its telephone number is +39 06 83051.
The name, business address, current principal occupation or employment, five-year employment history and citizenship of each director and executive officer of Enel is set forth on Annex A to this Offer to Purchase.
To the best knowledge of Enel, neither Enel nor any of the persons listed on Annex A to this Offer to Purchase has been (i) convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding during the past five (5) years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.
Except as set forth elsewhere in this Offer to Purchase, to the best knowledge of Enel, neither Enel nor any of the persons listed in Annex A to this Offer to Purchase or any associate or majority-owned subsidiary of Enel or any of the persons so listed beneficially owns or has a right to acquire any Shares or ADSs of Enel Américas.
Except as set forth elsewhere in this Offer to Purchase, to the best knowledge of Enel, neither Enel nor any of the persons listed in Annex A to this Offer to Purchase or any associate or majority-owned subsidiary of Enel has effected any transaction in Shares or ADSs of Enel Américas during the past sixty (60) days.
Enel Financial Information
We do not believe that the financial condition of Enel is material to the decision of holders of Shares or ADSs to tender Shares and/or ADSs in the U.S. Offer because (i) the consideration in the U.S. Offer consists solely of cash, (ii) the U.S. Offer is not subject to any financing condition and (iii) Enel has access to the necessary economic resources to pay the Tender Offer Price.
In addition, while the financial condition of a bidder may be material when a bidder seeks through a tender offer to acquire a significant equity stake in order to effect a change of control or otherwise influence the management and affairs of the target (in which case shareholders of the target may need financial information for the prospective controlling shareholder in order to decide whether to tender in the offer or remain a continuing shareholder in the target company with a dominant or controlling shareholder), we do not believe that Enel’s financial condition is material to U.S. holders of Shares and/or all holders of ADSs wherever located because (i) immediately prior to the Merger and Offers, Enel Américas is controlled by its majority shareholder, Enel, which holds 65% of Enel Américas Shares and thus possesses control over Enel Américas and (ii) immediately following the consummation of the Merger and the Offers, if completed at the maximum amount, Enel Américas will remain controlled by its majority shareholder, Enel, whose ownership percentage of Enel Américas will be approximately 82.2% and thus Enel will continue to have control over Enel Américas. As a result, regardless of the number of Shares and/or ADSs tendered pursuant to the Offers, Enel will still have control and the ability to influence the management and affairs of Enel Américas and holders of Shares and ADSs who do not tender and continue to hold their Shares and ADSs will remain as minority shareholders of a company that continues to be controlled by Enel.
Available Information
Enel is subject to the informational requirements provided for by the relevant rules applicable to Italian listed companies and in accordance therewith is required to disclose to the public and Consob reports and other information relating to its business, financial condition and other matters. Additional information about Enel is set forth in Enel’s Annual Report for the year ended December 31, 2019, and other reports disclosed to the public which is available on Enel’s website (www.enel.com). Enel is not subject to the informational requirements of the SEC or the CMF .
11.
Source and Amount of Funds.

Funding
We expect that approximately US$1,495 million will be required to purchase the Shares and ADSs tendered in the U.S. Offer, if the U.S. Offer is fully subscribed at the Tender Offer Price of Ch$140 per Share or Ch$7,000 per ADS, plus approximately US$       to pay related professional fees and expenses. We expect to pay the aggregate Tender Offer Price using our internally generated cash flows and existing debt capacity.
12.
Conditions of the U.S. Offer

The Offers will be conditioned upon the following items:
•
the effectiveness of the Merger and the Bylaw Amendment to remove the share ownership limitation of 65% by any single shareholder set forth under Title XII of DL 3,500 (which, among other conditions, are dependent upon the receipt of all required approvals and certifications from SUNAT, which was received from SUNAT on March 4, 2021, resulting in all conditions to the Merger and the Bylaw Amendment being satisfied and the Merger and Bylaw Amendment becoming effective on April 1, 2021); and

•
the absence of any pending judgment, resolution, demand, action or process, whether judicial or administrative, which could reasonably be expected to: (1) prohibit or materially impede the implementation of the Offers; (2) impose material limitations on Enel to acquire shares of Enel Américas, including any material restriction with respect to the Merger and/or the amendment of Enel Américas’ bylaws or (3) impose material limitations on Enel’s effective exercise of all property rights over the Enel Américas shares, including the right to vote such shares, and in general any other action by a court, department or other competent authority resulting in any of the effects listed in clauses (1) – (3) above.

In addition, the Offers must be conducted in compliance with all U.S., Chilean and other applicable regulations.
13.
Certain Legal Matters; Regulatory Approvals

We have filed with the SEC a combined Schedule TO and Schedule 13D with respect to the Shares and ADSs under cover of Schedule TO, which includes additional information relating to the U.S. Offer.
Except as otherwise discussed herein, we are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of Shares or ADSs pursuant to the U.S. Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of Shares or ADSs pursuant to the U.S. Offer. Should any approval or other action be required, we presently contemplate that we will seek that approval or other action. We are unable to predict whether we will be required to delay the acceptance for payment of or payment for Shares or ADSs tendered pursuant to the U.S. Offer pending the outcome of any such matter. There can be no assurance that any approval or other action, if needed, would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition.
Chilean Securities Law
Enel must publish a notice of the results of the Chilean Offer in accordance with Chilean law in two Chilean newspapers on the third calendar day following the Chilean Offer’s expiration. In addition, in accordance with Article 12 of the Chilean Securities Act, Enel must report the results of the Offers to the

CMF and the relevant Chilean Stock Exchanges on the day following the date on which Enel acquires Shares (including ADSs) pursuant to the Offers (such date of acquisition being the date of publication of the notice of results).
Antitrust and Regulatory Laws
Under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), certain acquisitions may not be consummated unless certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. Because Enel already owns more than 50% of the outstanding voting shares of Enel Américas, Enel believes that the HSR Act is not applicable to the purchase of the Shares and/or the ADSs pursuant to the Offers and that such purchase will not violate such antitrust laws.
There are no requirements under Chilean law that the Chilean Antitrust Prosecutor (the “Fiscalía Nacional Económica” or “FNE”) be notified of the Offers. The FNE does, however, have broad authority to investigate any intended transaction that it determines is likely to cause an adverse effect on, or lessen, competition. Although it is not anticipated that the FNE will investigate the Offers, no assurance can be given that the FNE will not subject the Offers to its scrutiny.
14.
Extension of the U.S. Offer; Termination; Amendment

In addition, we expressly reserve the right, for any reason, at any time and from time to time prior to the Expiration Date, and regardless of whether any of the events set forth in “The U.S. Offer — Section 12. Conditions of the U.S. Offer” shall have occurred or are deemed by us to have occurred, to extend the period of time during which the U.S. Offer is open and thereby delay acceptance for payment of, and payment for, any Shares or ADSs. We will effect any such extension by giving oral or written notice of such extension to the U.S. Share Tender Agent and the ADS Tender Agent and making a public announcement of the extension. We also expressly reserve the right, in our sole discretion, to terminate the U.S. Offer and reject for payment and not pay for any Shares or ADSs not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Shares or ADSs upon the occurrence of any of the conditions specified in “The U.S. Offer — Section 12. Conditions of the U.S. Offer” by giving oral or written notice of the termination or postponement to the U.S. Share Tender Agent and the ADS Tender Agent and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Shares or ADSs which we have accepted for payment is limited by the Tier II exemption under Rule 14d-1(d), which requires that we must pay the consideration offered or return the Shares or ADSs tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in “The U.S. Offer — Section 12. Conditions of the U.S. Offer” have occurred or are deemed by us to have occurred, to amend the U.S. Offer prior to the Expiration Date for any reason. Amendments to the U.S. Offer may be made at any time and from time to time by public announcement. In the case of an extension of the U.S. Offer, such amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the U.S. Offer will be disseminated promptly to Share and ADS holders in a manner reasonably designed to inform Share and ADS holders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law or regulation, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through PR Newswire, Business Wire or another comparable service.
If we materially change the terms of the U.S. Offer or the information concerning the U.S. Offer, we will extend the U.S. Offer to the extent required by Rules 14e-1(a) and 14d-4(d) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the U.S. Offer or information concerning the U.S. Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information; however, in no event will the U.S. Offer remain open for fewer than five business days following such a material change in the terms of, or information concerning, the U.S. Offer. If (i) we make any change to increase or decrease the price to be paid for the Shares and ADSs, and (ii) the U.S. Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of an increase or decrease is first published, sent or given to Share and ADS holders in the manner specified in “The U.S. Offer — Section 14. Extension of the U.S. Offer; Termination; Amendment”, the U.S. Offer will be extended such that the expiration date is at least ten business days after notice of the increase or decrease in the price as announced. In the context of the U.S. Offer, Enel does not currently anticipate the occurrence of any circumstances that would require under the SEC’s tender offer rules the U.S. Offer to be extended to a date beyond the maximum 45-calendar day tender offer period permitted under Chilean law. However, if such situation were to occur, Enel would seek relief from the SEC and/or the CMF from the applicable requirements of the SEC and/or CMF tender offer regulations to permit holders of Shares and ADSs to be treated as equally as possible in the U.S. Offer and the Chilean Offer. For purposes of the U.S. Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through midnight (the end of the day), New York City time.
15.
Fees and Expenses

We have retained Georgeson LLC to act as Information Agent, Computershare Trust Company, N.A to act as U.S. Share Tender Agent and Citibank, N.A. to act as ADS Tender Agent in connection with the U.S. Offer. The Information Agent may contact holders of Shares or ADSs by mail, facsimile and personal interviews and may request brokers, dealers and other nominee Share and ADS holders to forward materials relating to the U.S. Offer to beneficial owners. The Information Agent, U.S. Share Tender Agent and ADS Tender Agent will receive reasonable and customary compensation for their respective services, will be reimbursed by Enel for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the U.S. Offer, including certain liabilities under the federal securities laws.
It is estimated that the expenses incurred by Enel in connection with the U.S. Offer will be approximately as set forth below:
ADS Tender Agent	US$
U.S. Share Tender Agent	US$
Information Agent	US$
Legal Fees and Related Expenses	US$
Filing Fees and Related Fees	US$161,458
Printing, Mailing and Distribution Expenses	US$
Miscellaneous	US$
Total	US$
We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Information Agent as described above) for soliciting tenders of Shares or ADSs pursuant to the U.S. Offer. Share or ADS holders holding Shares or ADSs through brokers, dealers and other nominee stockholders are urged to consult the brokers, dealers and other nominee stockholders to determine whether transaction costs may apply if Share or ADS holders tender Shares or ADSs through the brokers, dealers and other nominee Share or ADS holders and not directly to the U.S. Share Tender Agent or ADS Tender Agent, as applicable. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the U.S. Offer and related materials to the beneficial owners of Shares or ADSs held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent or the agent of the Information Agent, the U.S. Share Tender Agent or the ADS Tender Agent for purposes of the U.S. Offer.
16.
Legal Proceedings

We are not aware of any material pending legal proceeding relating to the U.S. Offer.
17.
Miscellaneous

The U.S. Offer is being made to all holders of Shares resident in the United States and to all holders of ADSs wherever located. The U.S. Offer is not being made to holders of Shares resident outside the United

States, who are eligible to participate in the Chilean Offer. We are not aware of any jurisdiction in which the making of the U.S. Offer or the acceptance of Shares or ADSs pursuant to the U.S. Offer is restricted or prohibited by administrative or judicial action pursuant to any valid U.S. state statute. If we become aware of any valid U.S. state statute restricting or prohibiting the making of the U.S. Offer or the acceptance of Shares or ADSs pursuant to the U.S. Offer, we will make a good faith effort to comply or seek to have such prohibition or restriction declared inapplicable to the U.S. Offer. If, after such good faith effort, we cannot comply with such applicable statute, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the Share or ADS holders in such jurisdiction.
Pursuant to Rule 14d-3 promulgated under the Exchange Act, we have filed with the SEC a combined Schedule TO and Schedule 13D with respect to the Shares and ADSs under cover of Schedule TO, which contains additional information relating to the U.S. Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth in “The U.S. Offer — Section 10. Certain Information Concerning Enel S.p.A.” with respect to information concerning us. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of the applicable jurisdiction.

You should only rely on the information contained in this Offer to Purchase and in the related ADS Letter of Transmittal or to which we have referred you. We have not authorized any person to provide you with information or make any representation in connection with the U.S. Offer other than those contained in this Offer to Purchase, the related Form of Acceptance or ADS Letter of Transmittal or in the other documents that constitute a part of the U.S. Offer. If given or made, any recommendation or any such information or representation must not be relied upon as having been authorized by us, the Enel Board of Directors, the U.S. Share Tender Agent, the ADS Tender Agent or the Information Agent.
           , 2021 ENEL S.P.A.

ANNEX A: DIRECTORS AND EXECUTIVE OFFICERS OF ENEL S.P.A. AND DIRECTORS OF ENEL AMÉRICAS S.A.
The following tables sets forth certain information regarding each director and executive officer of Enel S.p.A. (“Enel”) and the directors of Enel Américas S.A. (“Enel Américas”).
To the best knowledge of Enel, neither Enel nor any of the persons listed in this Annex A has been, during the past five (5) years, (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The principal business addresses of Enel is Viale Regina Margherita 137, 00198 Rome, Italy; Telephone: +39 06 8305 1.
I.
Enel S.p.A.

A.
Directors

The present business address of each of the following Directors is c/o Enel S.p.A.
Name and Citizenship	Present and Material Occupations, Positions, Offices or Employment During the Past Five Years and Addresses
Michele Crisostomo (Italy)
•
Chair of Board of Directors of Enel S.p.A.
(May 2020 – Present).

•
Founding member and partner of Studio Legale Cappelli RCCD (law firm) (2009 – Present).
Via Boschetti, 1, 20121 Milan, Italy.

•
Director of Ansaldo STS (railway technology company)
(2017 – 2018).
Via Paolo Mantovani 3-5 Genova, 16151 Italy.

Cesare Calari (Italy)	• Director of Enel S.p.A. (May 2017 – Present).

•
Partner and Managing Director of Encourage Capital LLC (investment management firm)
(October 2006 – Present).
156 Fifth Avenue, #804, New York, NY, 10010.

•
Partner of Encourage Solar Finance LP (private equity firm)
(2019 – Present).
156 Fifth Avenue, #804, New York, NY, 10010.

•
Director of Terna S.p.A. (energy company)
(2014 – 2017).
Viale Egidio Galbani, 70, 00156 Rome.

•
Director of Global Ports Holding (cruise port operations company)
(2013 – 2016).
Rihtim Caddesi, No. 51 Karakoy 34425 Istanbul, Turkey.

Costanza Esclapon de Villeneuve (Italy)
•
Director of Enel S.p.A.
(May 2020 – Present).

•
Founder and Chair of the Board of Directors of Esclapon & Co., S.r.l. (consulting firm)
(2016 – Present).
Via di Ripetta 22, 00186 Rome, (RM) Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices or Employment During the Past Five Years and Addresses

•
Director of Mediaset S.p.A. (mass media firm)
(2018 – Present).
Via Paleocapa 3, 20121 Milan, (MI) Italy.

•
Independent Director of Prelios SGR (private investment firm)
(2019 – Present).
Via Valtellina, 15/17 20159 Milan, Italy.

Samuel Leupold (Switzerland)
•
Director of Enel S.p.A.
(May 2020 – Present).

•
Founder and Chief Executive Officer of Leupold Advisory GmbH (energy consulting firm)
(2019 – Present).
c/o Samuel Leupold
Buchholzstrasse 28 Stettlen, BERN, 3066 Switzerland.

•
Chief Executive Officer of Orsted Wind Power A/S (energy company)
(2013 – 2018).
Kraftvaerksvej 53, DK-7000 Fredericia.

•
Member of Executive Board of Orsted A/S (energy company)
(2013 – 2018).
Kraftvaerksvej 53, DK-7000 Fredericia.

Alberto Marchi (Italy)
•
Director of Enel S.p.A.
(May 2020 – Present).

•
Director Emeritus of McKinsey & Company (consulting firm)
(2020 – Present).
711 3rd Ave, 4th Floor, New York, NY, 10017.

•
Partner of McKinsey & Company (consulting firm)
(2002 – 2020).
711 3rd Ave, 4th Floor, New York, New York 10017.

Mariana Mazzucato (Italy/United States)
•
Director of Enel S.p.A.
(May 2020 – Present).

•
Professor in economics of innovation and public value at University College of London
(2017 – Present).
Gower St, Bloomsbury, London WC1E 6BT, United Kingdom.

•
Founder and Director of Institute for Innovation and Public Purpose at University College of London
(2017 – Present).
11 Montague St, Holborn, London WC1B 5BP, United Kingdom.

•
RM Phillips professor in economics of innovation at the University of Sussex (2011 – 2017).
Falmer, Brighton BN1 9RH, United Kingdom.

Mirella Pellegrini (Italy)
•
Director of Enel S.p.A.
(May 2020 – Present).

•
Director of bachelor’s degree program in economics and management at the Department of Business and Management of LUISS Guido Carli University of Rome
(2019 – Present).
Viale Romania 32, 00197 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices or Employment During the Past Five Years and Addresses

•
Director of A.S. Roma S.p.A. (soccer club).
(2020 – Present).
Piazzale Dino Viola 1, Rome, Italy

•
Professor of economic law and regulation at the Economics Department of LUISS Guido Carli University of Rome
(2011 – Present).
Viale Romania 32, 00197 Rome (RM), Italy.

•
Independent Director of Generali Real Estate SGR (asset management firm)
(2016 – Present).
Via Niccola Machivelli 4, Trieste, Rome (RM) Italy.

•
Independent Director of Plenisfer Investments SGR (investment management firm)
(2020 – Present).
Via Niccola Machiavelli 4, Trieste IT 34132.

Anna Chiara Svelto (Italy)
•
Director of Enel S.p.A. (May 2014 – Present).

•
Independent Director of Brunello Cucinelli S.p.A. and advisory committee member (clothing company)
(May 2020 – Present).
Viale Parco dell’Industria, Corciano, Solemo (PG) Italy.

•
Independent Director of Techedge S.p.A. (consulting firm)
(December 2018 – Present).
Via Caldera 21, 20153 Milan (MI), Italy

•
Director of Banca Intermobiliare di Investimenti e Gestioni (investment bank)
(April 2019 – July 2019).
Corso Regina Margherita 165, 10144 Turin (TO), Italy.

•
Director of ASTM S.p.A. (motorway construction company)
(April 2016 – May 2019).
Via San Dalmazzo 15, Turin (TO), Italy.

•
Chief General Counsel of UBI Banca S.p.A. (bank)
(June 2016 – December 2018).
Piazza Vittorio Veneto 8, 24122 Bergamo (BG), Italy.

•
Chief of Corporate Affairs and Compliance Department, Secretary of the Board of Directors of Pirelli & C. S.p.A.
(2000 – 2016).
Viale Piero e Alberto Pirelli, 25 – 20126 Milan, Italy.

B.
Executive Officers

The present business address of each of the following Executive Officers is c/o Enel S.p.A.
Name and Citizenship	Present and Material Occupations, Positions, Offices or Employment During the Past Five Years and Addresses
Michele Crisostomo (Italy)	See Annex A.I.A above.
Francesco Starace (Italy)
•
Chief Executive Officer and General Manager of Enel S.p.A.
(May 2014 – Present).

•
Vice Chairman of Endesa S.A.
(June 2014 – Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•
Chairman of the Board of Directors of Enel Iberia Srl
(June 2017 – Present).
c/o Enel S.p.A.

•
Director of Enel Iberoamérica, S.R.L.
(June 2014 – June 2017).
c/o Enel S.p.A.

•
Vice Chairman of Enel Américas S.A.
(April 2015 – April 2016).
Santa Rosa 76, Santiago, Chile.

•
Vice Chairman of Enel Chile S.A.
(March 2016 – April 2016).
Santa Rosa 76, Santiago, Chile.

Alberto De Paoli (Italy)
•
Chief Financial Officer
(November 2014 – Present).

•
Head of Group Strategy
(July 2013 – November 2014).

•
Chairman of the Board of Enel Green Power S.p.A.
(December 2014 – May 2019).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•
Board Member of Enel Italia S.R.L.
(April 2015 – April 2017).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•
Board Member of Enel S.A.
(April 2013 – April 2016).
Santa Rosa 76, Santiago, Chile.

•
Board Member of Enel Chile
(March 2016 – April 2016).
Santa Rosa 76, Santiago, Chile.

Guido Stratta (Italy)	• Head of People and Organization (October 2020 – Present). • Head of People Development and Senior Executives Business Partner (December 2014 – September 2020).
Roberto Deambrogio (Italy)	• Head of Communications (October 2018 – Present). • Head of Europe and North Africa (February 2015 – September 2018).

Name and Citizenship	Present and Material Occupations, Positions, Offices or Employment During the Past Five Years and Addresses
Ernesto Ciorra (Italy)	• Head of Innovability (Innovation and Sustainability) (September 2014 – Present).
Giulio Fazio (Italy)
•
General Counsel
(January 2016 – Present).

•
Head of Legal and Corporate Affairs
(January 2016 – Present).

•
Head of Extraordinary Finance Operations and Antitrust
(2004 – Present).

•
Board Member of Enel Chile S.A.
(April 2016 – Present).
Santa Rosa 76, Santiago, Chile.

•
Head of Legal and Corporate Affairs for Italy
(2014 – June 2017).

Silvia Fiori (Italy)	• Head of Audit (July 2014 – Present).
Francesca Di Carlo (Italy)
•
Head of Global Procurement
(October 2020 – Present).

•
Head of People and Organization
(July 2014 – September 2020).

•
Board member of Enel Américas S.A.
(April 2015 – April 2016).
Santa Rosa 76, Santiago, Chile.

Carlo Bozzoli (Italy)	• Head of Global Digital Solutions (March 2018 – Present). • Head of Global Information and Communications Technology (July 2014 – February 2018).
Carlo Tamburi (Italy)	• Head of Country Italy (July 2014 – Present). • Chief Executive Officer and Chairman of Enel Italia S.p.A. (July 2014 – Present). Viale Regina Margherita 125, 00198 Rome (RM), Italy.
José Damián Bogas Gálvez (Spain)
•
Head of Iberia
(July 2014 – Present).

•
Chief Executive Officer of Endesa, S.A. (electricity company)
(October 2014 – Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•
Chairman of Elcogas, S.A. (power plant company)
(May 1997 – Present).
Carretera de Calzada de Calatrava, km 27, 13500 Puertollano, Ciudad Real, Spain.

•
Director of Endesa Generación Portugal S.A. (electricity company)
(January 2005 – November 2014).
Ribera del Loira, 60 Madrid, 28042 Spain.

•
Director of Enel Green Power España SL
(December 2014 – Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

Name and Citizenship	Present and Material Occupations, Positions, Offices or Employment During the Past Five Years and Addresses
• Director of Enel Iberia S.R.L. (December 2014 – Present). c/o Enel S.p.A.
Maurizio Bezzeccheri (Italy)
•
Head of Latin America (formerly South America)
(August 2018 – Present).

•
Chief Executive Officer of Enel Américas S.A.
(August 2018 – Present).
Santa Rosa 76, Santiago, Chile.

•
Head of Country Argentina
(2015 – July 2018).

Salvatore Bernabei (Italy)
•
Head of Global Power Generation and Head of Africa, Asia and Oceania
(October 2020 – Present).

•
Director of Enel Chile S.A.
(April 2016 – Present).
Santa Rosa 76, Santiago, Chile.

•
Head of Global Procurement
(May 2017 – September 2020).

•
Board Member of EGP Latam
(June 2013 – September 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•
Head of Renewable Energies Latin America of Enel Green Power S.p.A.
(May 2016 – May 2017).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•
Country Manager of Chile and the Andean Countries of Enel Green Power S.p.A. (January 2013 – April 2016).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

Simone Mori (Italy)
•
Head of Europe
(July 2018 – Present).

•
Director of PJSC Enel Russia
(June 2019 – Present).
10, Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•
Director of Slovak Power Holding B.V.
(energy company) (October 2018 – Present).
Herengracht 471, 1017 BS Amsterdam, Netherlands.

•
Professor of Economics and Management of Energy Sources at LUISS Guido Carli
(2012 – Present).
Viale Romania 32, 00197 Rome (RM), Italy.

•
Professor of Economics and Management of Energy Sources at La Sapienza University
(2011 – Present).
Piazzale Aldo Moro 5, 00185 Rome (RM), Italy.

• Chairman of Elettricita Futura (business association) (May 2016 – July 2020). Via Benozzo Gozzoli 24, 00142 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices or Employment During the Past Five Years and Addresses
Enrico Viale (Italy)
•
Head of North America
(July 2019 – Present).

•
Board member of Endesa, S.A.
(October 2014 – September 2019).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•
Board member of Enel Américas S.A.
(April 2016 – Present).
Santa Rosa 76, Santiago, Chile.

•
Board member of CESI — Centro Elettrotecnico Sperimentale Italiano Giacinto Motta S.p.A. (consulting firm)
(November 2014 – March 2018).
Via Rubattino 54, 20134 Milan (MI), Italy.

•
Board Member of Slovak Power Holding B.V. (energy company)
(May 2017 – July 2019).
Herengracht 471, 1071, BS Amsterdam, The Netherlands.

•
Head of Global Thermal Generation
(April 2016 – 2019).

•
Head of Global Generation
(July 2014 – April 2016).

•
Chairman of the Board of Empresa Nacional de Electricidad S.A.
(November 2014 – April 2016).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•
Chairman of the Board of Endesa Américas S.A.
(March 2016 – April 2016). Santa Rosa 76, Santiago, Chile.

Antonio Cammisecra (Italy)
•
Head of Global Infrastructure and Networks
(October 2020 – Present).

•
Head of Global Power Generation Division
(December 2019 – September 2020).

•
Head of Global Renewable Energies
(May 2017 – November 2019).

•
Head of North and Central America
(May 2017 – 2019).

•
Director of Africa, Asia and Oceania
(May 2017 – 2019).

•
Chief Executive of Enel Green Power S.p.A.
(2017 – October 2020).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

• Head of Global Business Development of Enel Green Power S.p.A. (2013 – May 2017). Viale Regina Margherita 125, 00198 Rome (RM), Italy.
Claudio Machetti (Italy)
•
Head of Global Energy and Commodity Management
(May 2017 – Present).

•
Chairman and CEO, (then sole Administrator), for Global Trading activities of Enel Global Trading S.p.A.
(August 2014 – Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices or Employment During the Past Five Years and Addresses

•
Member of the Board of Directors of Fondazione Centro Studi Enel
(April 2015 – Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•
Head of Global Energy and Commodity Management and UpStream Gas Business Line
(March 2016 – May 2017).

•
Head of Global Energy and Commodity Management
(August 2014 – February 2016).

Francesco Venturini (Italy)
•
Head of Enel X of the Enel Group
(November 2017 – Present).
Viale Tor di Quinto 47-49, 00191 Rome (RM), Italy

•
Head of Global E-Solutions
(April 2017 – October 2017).

•
Chief Executive Officer and General Manager of Enel Green Power S.p.A.
(May 2014 – April 2017).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

II.
Enel Américas S.A.

a.
Directors

The present business address of each of the following Directors is c/o Enel Américas S.A, Santa Rosa 76, Santiago, Chile, Telephone: +56 2 2353 4400.
Name and Citizenship	Affiliation with Enel Américas S.A.
Borja Acha B.	• Chairman of the Board and Director (2015 – Present).
Domingo Cruzat A.	• Director (2016 – Present).
Patricio Gómez S.	• Director (2016 – Present).
Hernán Somerville S.	• Director (1999 – Present).
José Antonio Vargas L.	• Director (2016 – Present).
Enrico Viale	• Director (2016 – Present).

ANNEX B: ENGLISH TRANSLATION OF PROCEDURES FOR TENDERING SHARES PURSUANT TO THE CHILEAN OFFER
State of the Offered Shares
The accepted shares shall be registered in the name of the acceptor or its broker in the Shareholders Registry of the Company, duly subscribed for and paid and free of encumbrances, prohibitions, liens, litigation, injunctions, conditions precedent or subsequent, preferential rights of third parties, any in rem or personal right in interest of third parties, contrary to the Offeror rights and, in general, of any other circumstances which may limit or hinder their free assignment, transfer or domain (“Encumbrances”).
Formalities for the Acceptance of the Offer and Necessary Documents
Those shareholders of Enel Américas accepting the Chilean Offer shall indicate the same only during the valid term or its relevant extension, via a written sale order, subject to the terms and conditions of the Chilean Offer, which such shareholder must deliver directly to (the “Offer Administrator”) at its offices located at Avenida Costanera Sur No. 2730, 23rd Floor, Las Condes in Santiago, Chile or at the officers of any other participating broker, from Monday to Friday, within the Stock Market Opening and Closing Hours.
The shareholder delivering his or her written acceptance of the Chilean Offer shall simultaneously execute a custodian transfer for the totality of the shares subject of the Chilean Offer that such shareholder is willing to sell, in favor of the Offer Administrator or in favor of the facilitating broker, as applicable, who shall make the necessary arrangements to take into custody the shares subject of the Chilean Offer and, in the case of brokers other than the Offer Administrator, deliver them to the Office Administrator in the terms of the Chilean Offer.
Likewise, each shareholder shall deliver to the Offer Administrator, or to the relevant participating broker, the following documents:
(i)   Original título(s), or share certificates, for the tendered shares of Enel Américas in their possession, or a certificate issued by the Share Department of the Company (which is administered by DCV Registros S.A. (“DCV Registros”), located at Avenida Los Conquistadores 1730, 24th Floor, Providencia, Santiago, Chile, telephone (+56) 22393-9000)), certifying that the título(s), or share certificates, have not been issued or that they are deposited with the Depósito Central de Valores S.A.
(ii)   A certificate issued by the Share Department of the Company which is administered by DCV Registros, issued no later than 10 days from the date of delivery to the Offer Administrator or the relevant participating broker certifying that in its records the shares are not affected by any Encumbrance and therefore the shares may be registered under the name of the Offer Administrator or the relevant participating broker.
(iii)   A copy of both sides of the identity card of the shareholder or its representative, or of the legal representative of the shareholder if the shareholder is a legal entity, which original shall be provided at the moment of executing the acceptance. The copy must be certified as a true copy by a public notary or checked by the Office Administrator or the corresponding participating broker.
(iv)   Original or authorized copy of the valid power of attorney with which the representatives act on behalf of the shareholders, which shall contain sufficient representative authority, granted or authorized by a notary public.
(v)   Authorized copy of all the legal documents of the shareholders which are legal entities, including its formation documents and amendments thereto, and existing authorizations and other pertinent resolutions, as well as an authorized copy all the documents evidencing the legal capacity of its representatives, dated no more than 60 days from the date of delivery.
Additionally, the acceptor shall complete and sign a client form (pursuant to Section II.1 of General Rule No. 380 of the CMF), if that shareholder has not signed one before with the Offer Administrator or the respective participating broker, in accordance with the relevant regulations.

B-1

The documents required for shareholders to accept the Chilean Offer will be delivered to the Share Department of the Company (administered by DCV Registros) for registration of the shares sold in the Chilean Offer under the name of the Offer Administrator.
If a transfer of shares is objected to for any legal reason for failure to comply with the terms and conditions of the Chilean Offer, and the objection is not remedied within the term of the Chilean Offer, the respective acceptance will be automatically cancelled and deemed as never made. In such cases, the Offer Administrator or the respective participating broker shall immediately return to the shareholder the share certificates and any other documents delivered, and those shareholders shall not be entitled to any kind of indemnification, payment or reimbursement, nor shall the same imply an obligation or responsibility of Enel, its agents, advisors, or representatives.
Participating brokers other than the Offer Administrator shall take into their respective custody the relevant shares and, as the case may be, shall formulate one or more acceptances to the Offer Administrator, in the terms indicated in this section, which shall be delivered jointly with the other documents identified herein. It is the responsibility of each participating broker to verify the existence and accuracy of the documents mentioned in this section, with respect to its customers.
The administrators of pension funds and mutual funds, for the funds administered by them, as well as the other institutional investors who are required to maintain their investments in their name until the sale of the same, who decide to participate in the Chilean Offer hereunder, shall be governed by the procedures and mechanisms provided in the applicable regulations and shall deliver the acceptance of the Chilean Offer to the Offer Administrator’s office, during the valid term of the Chilean Offer or its extension, it not being necessary for them to deliver a share transfer nor the delivery of titles mentioned in number (i) above. In any event, such documents shall be delivered jointly to the Offer Administrator with the payment of the corresponding institutional investor of the price for the shares sold in this process.
Devolution of Shares
In the event that the Chilean Offer expires, whether by reason of the conditions pertinent thereto or for any other, the shares tendered under the Chilean Offer, as well as all other documents required for acceptance and the executed transfer document shall be made immediately available to the tendering shareholders, or to their respective participating brokers at the offices of the Offer Administrator, without generating any right to an indemnification, payment or reimbursement for the shareholders that have accepted the Chilean Offer, nor shall the same imply an obligation or responsibility of Enel, its agents, advisors, or representatives.

B-2

The ADS Letter of Transmittal, certificates for Shares, ADRs and any other required documents should be sent or delivered by each Share or ADS holder of Enel Américas who wishes to participate in the U.S. Offer or such Share or ADS holder’s broker, dealer, commercial bank, trust company or other nominee, to the U.S. Share Tender Agent or ADS Tender Agent, as applicable by the Expiration Date at one of the addresses set forth below:
The U.S. Share Tender Agent for the U.S. Offer is:
Computershare Trust Company, N.A.
By First Class Mail:	By Registered or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
The ADS Tender Agent for the U.S. Offer is:
Citibank N.A.
By Mail:	By Overnight Delivery:
Citibank, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	Citibank, N.A. c/o Voluntary Corporate Actions 150 Royall Street Suite V Canton, MA 02021
Confirmation Telephone Number:
1-877-248-4237
(in case of lost ADRs)
973-461-7021
(in case of ADS cancellations)
Questions or requests for assistance may be directed to the Information Agent at its telephone numbers and address set forth below. Questions or requests for assistance or additional copies of the Offer to Purchase and the ADS Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers set forth below. Share or ADS holders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the U.S. Offer.
The Information Agent for the U.S. Offer is:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Telephone Number:
866-431-2096